                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     [X] Definitive proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THE JOHN NUVEEN COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 9, 2002

TO THE SHAREHOLDERS OF THE JOHN NUVEEN COMPANY:

     Notice is hereby given that the annual meeting of the shareholders of The John Nuveen Company, a Delaware corporation (the "Company"), will be held in the 6th floor auditorium of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Thursday, May 9, 2002, at 10:30 a.m. for the following purposes:

          1. To elect four directors by vote of the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and four directors by vote of the holders of the Company's Class B Common Stock, voting as a separate class, to serve until the next annual meeting and until their successors shall have been duly elected and qualified.

          2. To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company to increase the authorized number of shares of capital stock from 195,000,000 shares to 245,000,000 shares, of which 160,000,000 shares shall be designated as Class A Common Stock, par value $0.01 per share (increased from 150,000,000 shares), and 80,000,000 shares shall be designated as Class B Common Stock, par value $0.01 per share (increased from 40,000,000 shares).

          3. To consider and vote upon the Company's revised incentive compensation plans:

        a. The Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan; and

        b. The Nuveen 2002 Executive Officer Performance Plan.

          4. To ratify the selection of KPMG LLP as independent auditors for the Company.

          5. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 14, 2002 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

March 29, 2002

                                                          ALAN G. BERKSHIRE
                                                              Secretary

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The John Nuveen Company (the "Company") of proxies to be voted at the annual meeting of the shareholders of the Company to be held on May 9, 2002, and at any and all adjournments of such meeting.

     At the annual meeting, shareholders will vote on the election of directors, the approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of shares of capital stock, the approval of the Company's Second Amendment and Restatement of the 1996 Equity Incentive Award Plan, the approval of the Company's 2002 Executive Officer Performance Plan, and the ratification of the selection of KPMG LLP as independent auditors for the Company. All duly executed proxies received by management prior to the meeting will be voted in accordance with the choices specified by shareholders on their proxies. If no choice is specified by a shareholder, the shares of such shareholder will be voted FOR the election of the four nominees for directors listed in this Proxy Statement that are to be elected by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, FOR the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock, with the holders of the Company's Class A Common Stock and Class B Common Stock voting together as a single class, the holders of the Class A Common Stock voting as a separate class, and the holders of the Class B Common Stock voting as a separate class, FOR approval of the Company's Second Amendment and Restatement of the 1996 Equity Incentive Award Plan, FOR the approval of the Company's 2002 Executive Officer Performance Plan, and FOR ratification of the selection of the independent auditors of the Company. Holders of the Company's Class B Common Stock are entitled to nominate and elect at the meeting four additional directors as described in the section entitled "Election of Directors" below. The Class B Shareholders have nominated four directors to stand for election. Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by the proxies are not being voted with respect to a particular matter. Applicable broker rules may not permit a broker to vote shares held in street name with respect to such matter in absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to such matter will not be considered present and entitled to vote with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. If a quorum is present, these shares will not affect the determination of whether such matter is approved.

     As of March 14, 2002, there were issued and outstanding 10,736,698 shares of Class A Common Stock, 36,662,607 shares of Class B Common Stock and 225,000 shares of 5% Cumulative Convertible Preferred Stock. The Class A Common Stock and the Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company. Those persons who were shareholders of record of each class of Common Stock at the close of business on March 14, 2002 will be entitled to one vote for each share held. The Company's outstanding 5% Cumulative Convertible Preferred Stock (the "Preferred Stock") is non-voting.

     Under the Company's By-laws, a majority of the outstanding shares of the class or classes entitled to vote on a particular matter and represented in person or by proxy will constitute a quorum for consideration of such matter at the annual meeting. Under the Company's Restated Certificate of Incorporation, in the event that any person or group becomes the beneficial owner (as defined in the Certificate of Incorporation) of more than 20% of the outstanding shares of Class A Common Stock, the shares of Class A Common Stock beneficially owned by such person or group in excess of 20% of the outstanding shares of such class shall have no voting rights and shall be deducted from the total number of shares of Class A Common Stock for purposes of determining the number of shares of Class A Common Stock, or Common Stock, as the case may be, necessary to constitute a quorum or required to approve a matter submitted for shareholder approval. To the knowledge of the Company, on March 14, 2002 no person or group was the beneficial owner of more than 20% of the outstanding shares of Class A Common Stock.

     This Proxy Statement was initially mailed to shareholders on or about March 29, 2002. The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy, and all other costs in connection with the solicitation of proxies, will be paid by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to furnish proxy material to the beneficial owners of the Company's Class A Common Stock of whom they have knowledge and will reimburse them for their expenses for so doing. Additional solicitation may be made by letter, telephone or telecopier by officers and employees of the Company and its affiliates.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership as of March 14, 2002, unless otherwise indicated, of the Company's Class A and Class B Common Stock, of each person known by the Company to own beneficially more than 5% of either such class:

                                            NUMBER
                                          OF SHARES                      PERCENT OF        PERCENT OF
                                         BENEFICIALLY      CLASS OF        CLASS          TOTAL STOCK
           NAME AND ADDRESS                 OWNED           STOCK      OUTSTANDING(1)    OUTSTANDING(1)
           ----------------              ------------      --------    --------------    --------------
The St. Paul Companies, Inc. ..........   36,662,607          B            100.0%             77.1%
  385 Washington Street
  St. Paul, MN 55102
Timothy R. Schwertfeger................    1,150,723(2)       A             10.1               2.4
  333 W. Wacker Drive
  Chicago, IL 60606
Anthony T. Dean........................      671,649(3)       A              5.8               1.4
  3209 RFD
  Long Grove, IL 60047
Nautical Trust ........................      889,204(4)       A             8.67               1.9
  c/o Thompson, Hine LLP
  2000 Courthouse Plaza NE
  P.O. Box 8801
  Dayton, Ohio 45401
Julie A. Bedford ......................      668,230(5)       A              6.2               1.4
  c/o Wilmington Trust Company
  Rodney Square North
  1100 N. Market Street
  Wilmington, DE 19890

                                            NUMBER
                                          OF SHARES                      PERCENT OF        PERCENT OF
                                         BENEFICIALLY      CLASS OF        CLASS          TOTAL STOCK
           NAME AND ADDRESS                 OWNED           STOCK      OUTSTANDING(1)    OUTSTANDING(1)
           ----------------              ------------      --------    --------------    --------------
Susan Logan Bedford ...................      665,393(6)       A              6.2               1.4
  c/o Wilmington Trust Company
  Rodney Square North
  1100 N. Market Street
  Wilmington, DE 19890


-------------------------
(1) For each of Messrs. Schwertfeger and Dean, the percentage of outstanding common stock is determined by dividing the total number of shares beneficially owned, which includes the shares that could be issued upon exercise by such persons of exercisable options and options that will become exercisable within 60 days after March 14, 2002, by the total number of outstanding shares plus the additional number of shares that would be outstanding if such exercisable options and options that will become exercisable within such 60 day period were exercised.

(2) Includes for Mr. Schwertfeger 678,839 shares subject to exercisable options, and excludes 66,000 shares of restricted stock, granted under the 1996 Equity Incentive Award Plan with respect to such restricted shares he does not have voting or investment power because the receipt of such shares has been deferred and the deferral period has not ended and is not scheduled to end within 60 days.

(3) According to a Schedule 13G filed on February 14, 2002. Includes for Mr. Dean 544,839 shares subject to exercisable options.

(4) According to a Schedule 13G filed on February 11, 2002. There are three Trustees of the Trust whose powers are to be exercised with the concurrence of a majority of the Trustees. The Trust is irrevocable.


(5) Includes a total of 154,646 shares of Class A Common Stock issuable upon conversion of the shares of 5% Cumulative Convertible Preferred Stock held by Julie Ann Bedford and the following amounts of Class A Common Stock held in the following trusts: Julie Ann Bedford 1995 Annuity Trust (149,047 shares), Julie Ann Bedford 1996 Annuity Trust (17,988 shares) and Julie Ann Bedford 1995 Trust (334,129 shares), according to the Company's stock transfer records and information provided by Wilmington Trust Company, the trustee (the "Trustee") of the named Trusts. According to Ms. Bedford, she exercises voting and dispositive power with respect to the shares held in her name. In the case of the trusts, she exercises shared voting and dispositive power with the Trustee. Also includes a total of 12,420 shares of Class A Common Stock held by Julie Ann Bedford according to the records of her financial adviser. Does not include any shares owned by the named stockholder's sister, Susan Logan Bedford.



(6) Includes a total of 154,646 shares of Class A Common Stock issuable upon conversion of the shares of 5% Cumulative Convertible Preferred Stock held by Susan Logan Bedford and the following amounts of Class A Common Stock held in the following trusts: Susan Logan Bedford 1995 Annuity Trust (149,077 shares), Susan Logan Bedford 1996 Annuity Trust (17,988 shares)and Susan Logan Bedford 1995 Trust (334,062 shares) according to the Company's stock transfer records and information provided by Wilmington Trust Company, the trustee (the "Trustee") of the named Trusts. According to Ms. Bedford, she exercises voting and dispositive power with respect to the shares held in her name. In the case of the trusts, she exercises shared voting and dispositive power with the Trustee. Also includes a total of 9,620 shares of Class A Common Stock held by Susan Logan Bedford, according to the records of her financial adviser. Does not include any shares owned by the named stockholder's sister, Julie Ann Bedford.


DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the beneficial ownership, as of March 14, 2002, of the Company's Class A Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table on page 10, and all directors and executive officers as a group (14 persons). The percentage of outstanding Class A Common Stock owned by each such person and such group is based on the outstanding shares of Class A Common Stock as of March 14, 2002, and the percentage of the outstanding total Common Stock owned by each such person and such group is based on the outstanding shares of Class A and Class B Common Stock as of such date, plus, in each case, shares subject to stock options held by each such person and such group that are currently exercisable or exercisable within 60 days after such date. No shares of Class B Common Stock or the Preferred Stock are owned by any director, nominee for director or executive officer of the Company.



                                                         NUMBER OF        PERCENT OF       PERCENT OF
                                                           SHARES          CLASS A        TOTAL COMMON
                                                        BENEFICIALLY     COMMON STOCK        STOCK
                         NAME                              OWNED        OUTSTANDING(1)   OUTSTANDING(1)
                         ----                           ------------    --------------   --------------
Timothy R. Schwertfeger...............................   1,150,723(2)        10.1%             2.4%
John P. Amboian.......................................     447,457(3)         4.4              1.0
Duane R. Kullberg.....................................       1,500            *                  *
Willard L. Boyd.......................................       1,500            *                  *
Douglas W. Leatherdale................................       1,500            *                  *
W. John Driscoll......................................       1,500            *                  *
Edward G. Pendergast..................................         300            *                  *
Jay S. Fishman........................................          --(4)         *                  *
Thomas A. Bradley.....................................          --            *                  *
John A. MacColl.......................................          --            *                  *
Allen J. Williamson...................................          --            *                  *
William Adams IV......................................     208,905(5)         1.9                *
Alan G. Berkshire.....................................      35,258(6)         *                  *
Directors and executive officers as a group (14
  persons)............................................   1,848,736(7)        17.2             4.00


-------------------------
 *  Less than 1%.

(1) For the directors and executive officers of the Company, the percentage of outstanding stock is determined by dividing the total number of shares beneficially owned, which includes the shares that would be issued upon exercise of their exercisable options and options that will become exercisable within 60 days after March 14, 2002, by the total number of outstanding shares plus the additional number of shares that would be outstanding if the options and options that will become exercisable within such 60 day period were exercised.

(2) See footnote (2) to the preceding table.

(3) Includes for Mr. Amboian 436,769 shares subject to exercisable options and excludes 27,000 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to which shares such person does not have voting or investment power because the receipt of such shares has been deferred and the deferral period has not ended and is not scheduled to end within 60 days.

(4) Does not include any shares of Class B Common Stock held by The St. Paul Companies, Inc., for which Mr. Fishman serves as Chief Executive Officer.

(5) Includes for Mr. Adams 186,405 shares subject to exercisable options.

(6) Includes for Mr. Berkshire 30,000 shares subject to exercisable options and excludes 7,500 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to which such person does not have voting or investment power because the receipt of such shares has been deferred and the deferral period has not ended and is not scheduled to end within 60 days.

(7) Includes 1,344,513 shares which may be acquired by such persons pursuant to options currently exercisable or exercisable within 60 days received under the Company's 1992 Special Incentive Plan and the Amended and Restated 1996 Equity Award Incentive Plan. Does not include 102,000 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to which such shares the executive officers do not have voting or investment power because the receipt of such shares has been deferred and the deferral period has not ended and is not scheduled to end within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)"), as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. During 2001, to the best knowledge of the Company, all Form 4 reports were filed in a timely manner.

                             ELECTION OF DIRECTORS

     Under the provisions of the Company's Restated Certificate of Incorporation, (i) so long as any shares of Class B Common Stock are outstanding, the number of directors shall be ten or more and may not be changed without the unanimous consent of either the Class B directors or the holders of the Class B Common Stock, and (ii) so long as the holders of the Class B Common Stock hold at least 20% of all outstanding shares of Common Stock, as is currently the case, such holders shall be entitled to nominate and elect four directors. The Nominating Committee of the Company's Board of Directors has nominated and the Board of Directors has recommended to shareholders for election, a total of eight persons to the office of directors of the Company. This will leave two vacancies on the Board, two of which may be filled by action of the Board of Directors prior to the next meeting of shareholders or by action of shareholders at that time. Of these nominees, four directors are to be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock, voting together as a single class, and four directors are to be elected by the holders of the Class B Common Stock, voting as a separate class.

     A holder of Class A Common Stock may, with respect to the election of the four directors to be elected by the Common Stock, (i) vote for the election of all of such nominees named herein, (ii) withhold authority to vote for all such nominees, or (iii) vote for the election of all such nominees, other than any nominee with respect to whom the shareholder withholds authority to vote, by so indicating in the appropriate space on the enclosed proxy. No holder of Class A Common Stock may vote for more than four directors. The election of such directors requires the affirmative vote of a plurality of the shares of the Common Stock present in person or by proxy at the meeting and entitled to vote in such election. The election of the four Class B directors requires the affirmative vote of a plurality of the shares of the Class B Common Stock present in person or by proxy at the meeting and entitled to vote in such election. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

     The directors to be elected at the annual meeting will hold office until the annual meeting in 2003 or until their successors are duly elected and qualified. Unless otherwise instructed by the shareholders, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them for the election of each of the nominees named in the "Nominees for Directors" table. However, if any of the nominees shall not be a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to happen), it is intended that such shares will be voted for such substitute nominee as may be selected by the Board of Directors in the case of any of the four directors to be elected by the Common Stock, and as may be selected by the holder of Class B Common Stock in the case of a Class B director.

     All of the nominees, except Messrs. Bradley and MacColl, are currently directors of the Company, who have heretofore been elected directors by the shareholders at the annual meeting, other than Mr. Fishman who was elected to the Board of Directors by the holders at the Class B Stock in October of 2001. Messrs. Schwertfeger, Boyd, Driscoll and Kullberg were initially elected directors of the Company upon or promptly following its organization in 1992, and Mr. Amboian was initially elected director of the Company in 1998. Messrs. Bradley and MacColl are standing for election for the first time.

     In the table below and throughout this Proxy Statement Nuveen Investments, formerly known as John Nuveen & Co. Incorporated, is the predecessor to the Company and now a wholly-owned subsidiary. "Nuveen Funds" refers to the mutual funds and exchange-traded funds sponsored by Nuveen Investments.

NOMINEES FOR DIRECTORS

             NAME                AGE                     PRINCIPAL OCCUPATIONS
             ----                ---                     ---------------------
Timothy R. Schwertfeger........  52   Chairman & Chief Executive Officer since 1996; prior
                                      thereto, Executive Vice President of the Company since
                                      inception; Chairman & Chief Executive Officer of Nuveen
                                      Investments since 1996; prior thereto, Executive Vice
                                      President and Director of Nuveen Investments; Chairman of
                                      the Nuveen Funds advised by Nuveen Advisory Corp., Nuveen
                                      Institutional Advisory Corp. and Nuveen Senior Loan Asset
                                      Management Inc., Director of Institutional Capital
                                      Corporation since 1996.

             NAME                AGE                     PRINCIPAL OCCUPATIONS
             ----                ---                     ---------------------
John P. Amboian................  40   President since May 1999; prior thereto, Executive Vice
                                      President and Chief Financial Officer of the Company;
                                      President of Nuveen Investments since May 1999; prior
                                      thereto, Executive Vice President and Chief Financial
                                      Officer of Nuveen Investments; prior to June 1995, Senior
                                      Vice President Finance, Strategic Planning and Systems &
                                      Chief Financial Officer for Miller Brewing Company June 1993
                                      to May 1995.
Willard L. Boyd................  74   Professor of Law at the University of Iowa Law School since
                                      1954; President Emeritus, Field Museum of Natural History
                                      since 1996; prior thereto President, Field Museum of Natural
                                      History from 1981 to 1996, President Emeritus, University of
                                      Iowa since 1981.
Duane R. Kullberg..............  69   Retired since 1989; prior thereto, Managing Partner-Chief
                                      Executive Officer of Andersen Worldwide since 1980. Director of the Chicago Board Options Exchange, Inc. and Carlson
                                      Companies, Inc.

NOMINEES FOR CLASS B DIRECTORS
Jay S. Fishman.................  49   Chairman, Chief Executive Officer and President of The St.
                                      Paul Companies, Inc. since October 2001; prior thereto
                                      Chairman, Chief Executive Officer and President of The
                                      Travelers Insurance Group Inc. and Chief Operating
                                      Officer-Finance and Risk, of Citigroup Inc. from April 1989.
                                      Director of the Company since October 2001.
W. John Driscoll...............  73   Retired since 1994; prior thereto Chairman from May 1993,
                                      formerly President, of Rock Island Company, a private
                                      investment company. Director of The St. Paul Companies,
                                      Inc., and Weyerhaeuser Company.
Thomas A. Bradley..............  44   Chief Financial Officer of The St. Paul Companies, Inc.
                                      since April 2001; prior thereto Senior Vice
                                      President-Corporate Controller of The St. Paul Companies,
                                      Inc. since May 1998 and Vice President of United States
                                      Fidelity and Guaranty Company from March 1993 to April 1998.
John A. MacColl................  53   Executive Vice President and General Counsel of The St. Paul
                                      Companies, Inc. since May 1999; prior thereto Senior Vice
                                      President and General Counsel of United States Fidelity and
                                      Guaranty Company since 1989.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has five board committees -- the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Bonus Committee. Current members of the committees are named below, with the chairman of each committee indicated with an asterisk.

EXECUTIVE COMMITTEE                   NOMINATING COMMITTEE
Timothy R. Schwertfeger*              Willard L. Boyd*
John P. Amboian                       W. John Driscoll
Douglas W. Leatherdale                Duane R. Kullberg
                                      Timothy R. Schwertfeger
AUDIT COMMITTEE                       BONUS COMMITTEE
Willard L. Boyd                       Timothy R. Schwertfeger*
W. John Driscoll                      John P. Amboian
Duane R. Kullberg*
COMPENSATION COMMITTEE
Willard L. Boyd
W. John Driscoll*
Duane R. Kullberg

     The EXECUTIVE COMMITTEE is charged with exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board, except that it may not amend the Certificate of Incorporation or By-laws of the Company, adopt an agreement of merger, consolidation, or sale, lease or exchange of substantially all of the Company's property and assets, or take action with respect to the dissolution of the Company or the removal or indemnification of directors.

     The AUDIT COMMITTEE is charged with exercising the power and authority of the Board of Directors in the administration and review of 1) the quality and integrity of the Company's financial statements, 2) compliance by the Company with regulatory requirements and, 3) the independence and performance of the Company's external and internal auditors.

     The COMPENSATION COMMITTEE is responsible for determining the compensation of the Chairman and Chief Executive Officer and the other executive officers of the Company and the determination of awards under the Executive Officer Performance Plan. The Committee is also charged with the administration and interpretation of the Company's equity-based incentive award plans.

     The NOMINATING COMMITTEE is charged with exercising the power and authority of the Board of Directors to consider and nominate candidates for election as directors of the Company, except Class B directors.

     The BONUS COMMITTEE is charged with administering and interpreting the Company's Annual Incentive Award Plan, including determination of the awards to be made under those Plans, except as such matters have been delegated by the Board of Directors to the Compensation Committee or expressly reserved to the Board of Directors.

     During the last fiscal year, the Company's Board of Directors held four meetings, the Compensation Committee held four meetings, the Audit Committee held four meetings, and the Nominating Committee held one meeting. The Executive and Bonus Committees did not hold any formal meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

     Except for directors employed either by the Company or The St. Paul Companies, Inc., or their subsidiaries, directors receive an annual fee of $22,500, and a fee of $1,000 for every board or board committee meeting attended (not to exceed $2,000 for meetings in any one day). The chairmen of the Audit, Nominating and Compensation Committees each receive an additional annual fee of $2,000.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual compensation for services to the Company in all capacities of the chief executive officer and the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") during the last three fiscal years. The information in this table and the following tables has been adjusted to reflect the Company's 3 for 2 stock split in September of 2001.

                           SUMMARY COMPENSATION TABLE



                                                              LONG TERM COMPENSATION
                                                            ---------------------------
         NAME AND                ANNUAL COMPENSATION        RESTRICTED        OPTIONS
        PRINCIPAL           ------------------------------     STOCK         (NUMBER OF      ALL OTHER
         POSITION           YEAR       SALARY    BONUS(1)   AWARD(S)(2)       SHARES)     COMPENSATION(3)
        ---------           ----       ------    --------   -----------      ----------   ---------------
Timothy R. Schwertfeger...  2001      $500,000  $2,100,000          --          100,000      $ 10,499
  Chairman and              2000       500,000   2,436,000          --          114,021      $ 15,146
  Chief Executive Officer   1999       500,000   2,925,000          --          209,000        15,030
John P. Amboian...........  2001       350,000   1,800,000          --           85,000        10,499
  President                 2000       350,000   2,071,000          --           96,983        15,146
                            1999       325,000   2,486,000          --          177,666        14,905
Allen J. Williamson.......  2001       350,000     990,000          --           65,000        10,499
  Group President           2000(4)    140,673     650,000  $1,090,625           90,000       211,205
  Managed Assets
William Adams IV..........  2001       269,167     630,000          --           38,000        10,499
  Executive Vice President  2000       247,917     590,000     109,875           45,000        15,146
                            1999       192,700     590,000          --           52,500        15,030
Alan G. Berkshire.........  2001       269,167     530,000          --           38,000        10,499
  Senior Vice President     2000       250,000     590,000     109,875           45,000        15,146
                            1999       237,500     515,000          --           67,500        90,030


-------------------------
(1) The amounts shown were paid pursuant to the Executive Officer Performance Plan in respect of the year shown.

(2) For Mr. Williamson, represents the value of 37,500 shares of restricted stock, awarded under the Amended and Restated 1996 Equity Incentive Award Plan (the "1996 Plan") in connection with the commencement of his employment, with a market value of $29.0833 per share on the award date. These shares will vest in one installment on August 7, 2003. As of December 31, 2001, all of such restricted shares remained unvested and had a market value of $2,005,500, based on the New York Stock Exchange
    ("NYSE") -- Composite Transaction closing price of $53.48. For each of Mr. Adams and Mr. Berkshire, represents the value of 3,000 shares of restricted stock awarded under the 1996 Plan in connection with the annual incentive award program for 2000, with a market value of $36.625 per share on the award date. These restricted share awards were made January 11, 2001 and will vest in one installment on January 11, 2004. Based on the December 31, 2001, NYSE closing price, such shares held by Mr. Adams and Mr. Berkshire each had a market value of $160,440. Messrs. Williamson, Adams and Berkshire will receive dividends with respect to all restricted shares awarded under the 1996 Plan.

(3) In respect of calender year 2001, includes contributions to the account of each executive officer of $5,249, under the Company's tax-qualified Employees' Profit Sharing Plan (including reallocations of forfeitures under that Plan) and $5,250 for matching 401(k) contributions under that Plan.


(4) Mr. Williamson commenced his employment with the Company on August 7, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information relating to grants of stock options made to the Named Executive Officers in respect of the fiscal year ended December 31, 2001 pursuant to the Company's Amended and Restated 1996 Equity Incentive Award Plan (the "1996 Plan").

                                          NUMBER OF      % OF TOTAL
                                          SECURITIES      OPTIONS
                                          UNDERLYING     GRANTED TO     EXERCISE OR                  GRANT DATE
                                           OPTIONS      EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
                 NAME                      GRANTED      FISCAL YEAR      ($/SHARE)        DATE        VALUE(1)
                 ----                     ----------    ------------    -----------    ----------    ----------
Timothy R. Schwertfeger...............    100,000(2)         6.7%         $ 54.23       1/11/12      $1,355,750
John P. Amboian.......................     85,000(2)         5.7%           54.23       1/11/12       1,152,388
Allen J. Williamson...................     65,000(2)         4.4%           54.23       1/11/12         881,238
William Adams IV......................     38,000(2)         2.5%           54.23       1/11/12         515,185
Alan G. Berkshire.....................     38,000(2)         2.5%           54.23       1/11/12         515,185

-------------------------

(1) For options granted under the 1996 Plan, the value is based on a variation of the Black-Scholes option pricing model modified specifically for the valuation of long-term incentive stock awards. The actual value, if any, an individual may realize will depend on the excess of the market price of the stock over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated under the Black-Scholes model. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield.

(2) These options become exercisable with respect to the shares of Class A Common Stock covered thereby in one installment on January 11, 2005.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information regarding the exercise of options to purchase shares of the Company's Class A Common Stock granted under the 1992 Incentive Plan and the Amended and Restated 1996 Equity Incentive Award Plan to the Named Executive Officers, the number of unexercised options held by them at December 31, 2001 and the value of such unexercised options at that date.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          NUMBER OF SHARES      VALUE          OPTIONS AT 12/31/01          IN-THE-MONEY OPTIONS
                           ACQUIRED UPON      REALIZED         (NUMBER OF SHARES)              AT 12/31/01(1)
                            EXERCISE OF         UPON       ---------------------------   ---------------------------
          NAME                OPTIONS         EXERCISE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ----------------    --------     -----------   -------------   -----------   -------------
Timothy R.
  Schwertfeger..........      330,000        $10,330,100     644,040        357,820      $21,076,471    $9,074,220
John P. Amboian.........           --                 --     401,970        309,448       13,511,805     7,863,318
Allen J. Williamson.....           --                 --          --         90,000               --     1,799,764
William Adams IV........      150,000          3,872,534     156,405        127,500        5,415,288     3,092,450
Alan G. Berkshire.......           --                 --      55,500        142,500        1,650,765     3,500,587

-------------------------
(1) Based on the New York Stock Exchange -- Composite Transaction closing price of $53.48 for the Company's Class A Common Stock on December 31, 2001.

                        LONG-TERM INCENTIVE PLAN AWARDS

     There were no long-term incentive plan awards (which are defined under applicable disclosure rules to exclude restricted stock and stock option awards) made to any of the Named Executive Officers during the fiscal year ended December 31, 2001.

                                RETIREMENT PLANS

     Each of the Named Executive Officers participates in the Company's non-contributory Retirement Plan, in which all employees who have completed one year of service and attained age 21 are eligible to participate. The table below sets forth with respect to the Retirement Plan and the Excess Benefit Retirement Plan (the "Excess Benefit Plan", described below) the estimated annual straight life annuity benefits calculated upon retirement at normal retirement age for employees with the remuneration and years of service indicated.

                          ESTIMATED ANNUAL BENEFITS
 AVERAGE                       YEARS OF SERVICE
FINAL BASE                -------------------------
  SALARY        15         20         25         30         35
----------      --         --         --         --         --
 $125,000    $ 28,125   $ 37,500   $ 46,875   $ 56,250   $ 65,625
 $150,000    $ 33,750   $ 45,000   $ 56,250   $ 67,500   $ 78,750
 $175,000    $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875
 $200,000    $ 45,000   $ 60,000   $ 75,000   $ 90,000   $105,000
 $300,000    $ 67,500   $ 90,000   $112,500   $135,000   $157,500
 $400,000    $ 90,000   $120,000   $150,000   $180,000   $210,000
 $500,000    $112,500   $150,000   $187,500   $225,000   $262,500
 $600,000    $135,000   $180,000   $225,000   $270,000   $315,000

     Each participant's benefits are determined under a formula which takes into account years of credited service and the participant's average monthly compensation during the five consecutive calendar years of highest annual compensation in the ten consecutive calendar years prior to retirement, less a portion of primary Social Security benefits. The maximum annual benefit payable under the plan was not to exceed the lesser of $140,000 in 2001, and 100% of a participant's average aggregate compensation for the three consecutive years in which he received the highest aggregate compensation from the Company or such lower limit as may be imposed by the Internal Revenue Code. Participants vest after five years of service to the Company and its subsidiaries. The plan generally provides for payments to or on behalf of each vested employee upon such employee's retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age.

     The Company has adopted an Excess Benefit Retirement Plan, which provides certain highly compensated employees who participate in the Retirement Plan, including, but not limited to, Messrs. Schwertfeger, Amboian, Adams and Berkshire with additional retirement income in an amount equal to the difference between (i) the benefits any such employee would have received under the Retirement Plan but for limitations imposed by the Internal Revenue Code on the amount of annual benefits payable pursuant to a tax-qualified retirement plan and (ii) the benefits actually payable to such employee under the Retirement Plan.


     The credited years of service under the Retirement Plan and the Excess Benefit Plan for Messrs. Schwertfeger, Amboian, Adams and Berkshire as of December 31, 2001 were 23, 5 1/2, 19 1/2 and 3, respectively. Mr. Williamson commenced participation in the Retirement and Excess Benefit Plans effective January 1, 2002. Compensation on which plan benefits are based includes only base salary and not bonuses, incentive compensation, or profit-sharing plan contributions. The annual base salaries for Messrs. Schwertfeger, Amboian, Williamson, Adams and Berkshire as of December 31, 2001 were $500,000, $350,000, $350,000, $270,000 and $270,000, respectively.


                             EMPLOYMENT AGREEMENTS


     In connection with his joining the Company in August 2000, the Company agreed to provide Mr. Williamson with certain minimum levels of compensation through the Year 2001 as specified in his employment offer letter. These levels included a minimum annual base salary and a minimum annual cash bonus for the years 2000 and 2001. The employment offer letter also provided for Mr. Williamson to receive a $200,000 signing and relocation bonus payable 30 days after commencing employment, a grant of 37,500 restricted shares of Class A Common Stock that vests in one installment on the third anniversary of grant and an option to purchase 37,500 shares of Class A Common Stock at the market price on the date of grant that also vests on the third anniversary of the grant date. In addition, the Company agreed to provide Mr. Williamson with certain payments in the event the Company terminates his employment other than for Cause (as defined under the 1996 Plan) or Mr. Williamson terminates his employment based on Good Reason (as defined in the 1996 Plan), during the period of two years following his employment date. In that event, the Company will pay to Mr. Williamson his base salary through the date of termination, a lump sum severance payment of $700,000 and a pro-rata share of the previous fiscal year's cash bonus based on the number of days in the current fiscal year preceding the date of termination. The Company also agreed in the employment offer letter to reimburse Mr. Williamson, in the event he becomes entitled to payments or benefits in connection with the termination of his employment in connection with a Change in Control (as defined under the 1996 Plan) or otherwise that subjects Mr. Williamson to the excise tax imposed by Section 4999 of the Internal Revenue Code, in an amount necessary to fully offset the costs associated with such tax payment.

     There are no employment agreements with any of the other Named Executive Officers.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has proposed that Article FOURTH of the Company's Restated Certificate of Incorporation be amended to read in its entirety as follows:

          FOURTH. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 245,000,000, of which 160,000,000 shares shall be designated as Class A Common Stock, par value $0.01 per share (the "Class A Stock"), 80,000,000 shares shall be designated as Class B Common Stock, par value $0.01 per share (the "Class B Stock", and together with the Class A Stock, the "Common Stock"), and 5,000,000 shares shall be designated as Preferred Stock, par value $0.01 per share (the "Preferred Stock", and together with the Common Stock, the "Capital Stock").


     This amendment will increase the overall total of the Company's authorized shares of stock from 195 million shares to 245 million shares, and within this overall total, will increase the number of shares of authorized Class A Common Stock, from 150 million to 160 million and the number of shares of authorized Class B Common Stock, from 40 million to 80 million shares. As of March 14, 2002, there were 10,736,698 shares of Class A Common Stock issued and outstanding, 36,662,607 shares of Class B Common Stock issued and outstanding, 8,001,920 shares of Class A Common Stock reserved for issuance in the aggregate under the Company's 1992 Special Incentive Plan and Amended and Restated 1996 Equity Incentive Award Plan, 12,746,873 shares of Class A Common Stock held by the Company as treasury shares, and 309,292 shares of Class A Common Stock reserved for issuance upon the conversion of the Company's 5% Cumulative Convertible Preferred Stock.


     While the principal purpose of the proposed amendment is to provide the Company with a sufficient number of authorized and unissued shares in the event the Company determines it is advisable to effect a stock split by means of a stock dividend as it did in September 2001, the Board of Directors also believes it is desirable to increase the number of authorized shares of common stock to provide the Company with flexibility in corporate planning and strategies. In addition to stock splits or stock dividends, the availability of additional common stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock options, and other stock-based compensation. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further stockholder approval, unless such action is required by applicable law or the rules of the New York Stock Exchange or any stock exchange on which the Company's securities may be listed. The Board of Directors has no current plans for the issuance of additional shares of Common Stock other than pursuant to outstanding options, restricted stock grants, and convertible securities.

     The additional shares of Class A Common Stock for which authorization is sought would be part of the existing class of such common stock, and, to the extent issued, would have the same rights and privileges as the shares of Class A Common Stock presently outstanding. The additional shares of Class B Common Stock for which authorization is sought would be part of the existing class of such common stock, and, to the extent issued, would have the same rights and privileges as the shares of Class B Common Stock presently outstanding. No holder of Common Stock of the Company is entitled to preemptive rights under the Restated Certificate of Incorporation. The issuance of a substantial amount of Common Stock or the granting of an option to purchase a substantial amount of Common Stock could have a potential anti-takeover effect with respect to the Company which may make it more difficult to effect a change in control of the Company, although the Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. In addition, any issuance of additional shares of Common Stock of the Company would dilute the equity of the outstanding shares of Common Stock.

     The affirmative vote of the holders of a majority of the outstanding shares of (1) the Class A Common Stock and the Class B Common Stock, voting together as a single class, (2) the Class A Common Stock voting as a separate class and (3) the Class B Common Stock voting as a separate class, is required for the approval of the proposed amendment in its entirety.

     Assuming that holders of the Class A Common Stock and the Class B Common Stock voting as a single class approve the proposed amendment, in the event that either class of Common Stock, voting as a separate class, does not approve the proposed amendment, then the proposed amendment will be approved as modified to provide for no increase in the number of authorized shares of the class of Common Stock electing not to approve such amendment. By way of example, if the holders of the Class A Common Stock do not approve the proposed amendment, then the Company's Restated Certificate of Incorporation will be amended as provided for above with the exception of the number of authorized shares of Class A Common Stock which shall remain at 150 million shares.

     If this proposal is approved by the shareholders in its entirety or as modified as provided for above, the amendment will become effective upon the filing of a Certificate of Amendment as required by the General Corporation Law of the State of Delaware which the Company intends to file and record as promptly as practicable after the annual meeting. The Board of Directors may make any and all changes to the form of amendment that it deems necessary in order to file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board of Directors may also abandon or delay the amendment at any time before or after the annual meeting and prior to the effective date of the amendment if for any reason the Board of Directors deems it advisable to do so.

     A holder of Common Stock may, with respect to the approval of the amendment to the Restated Certificate of Incorporation, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval, or (iii) "ABSTAIN" from voting on the amendment. A vote to abstain on this matter will have the effect of a vote against the approval of the amendment to the Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION IN ITS ENTIRETY.

                    THE NUVEEN INCENTIVE COMPENSATION PLANS

     GENERAL.


     The Compensation Committee has recommended, and the Board of Directors has approved, subject to shareholder approval, the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan (the "Second Restated Equity Plan" or the "Plan") and the Nuveen 2002 Executive Officer Performance Plan (the "Performance Plan"). The principal purpose of the Second Restated Equity Plan is to provide equity based incentive awards to enable the Company to attract and retain highly qualified employees and to strengthen the mutuality of interests between plan participants and the Company's shareholders. The principal purpose of the Performance Plan is to continue and strengthen the link between incentives payable to the Company's senior officers and the profitability and the growth in profitability of the Company and its subsidiaries. The Company has maintained for many years compensation and incentive programs that establish a direct relationship between employee compensation and Company results, and the plans submitted to shareholders hereunder continue this philosophy.


     Under Section 162(m) of the Internal Revenue Code, publicly traded companies and their consolidated subsidiaries cannot deduct compensation in excess of $1 million paid in any year to any of the named executive officers, unless an exception to the limitations of Section 162(m) applies, including the exception for compensation that is "performance based." To be considered performance based, a plan must, among other things, be approved by the publicly traded Company's shareholders. The Second Restated Equity Plan and the Performance Plan are being submitted to shareholders for approval pursuant to
Section 162(m) in an effort to provide that compensation payable by the Company under such plans is generally deductible by the Company.

     Each of the Performance Plan and the Second Restated Equity Plan will be administered by a Committee of the Board of Directors consisting of at least two directors. The Board has designated its Compensation Committee to administer the Second Restated Equity Plan and the Performance Plan. Each member of the Compensation Committee is currently an "outside director" within the meaning of
Section 162(m) of the Code and the regulations thereunder. The Compensation Committee is authorized to establish rules and regulations for administration of the Performance Plan and the Second Restated Equity Plan, to make awards under those Plans, and to make determinations and interpretations under those Plans.


A. APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF THE JOHN NUVEEN COMPANY

   EQUITY INCENTIVE AWARD PLAN


     The Second Restated Equity Plan was approved by the Board on February 8, 2002, subject to the approval of shareholders in May 2002. The following summary of the Second Restated Equity Plan is qualified by reference to the copy of the Plan attached as Exhibit A hereto. All share totals have been adjusted to reflect the Company's September 2001 3-for-2 stock split.


     PRINCIPAL TERMS OF THE PLAN.


     SHARES AUTHORIZED. Under the Second Restated Equity Plan, a total of 15,450,000 shares of Class A Common Stock has been authorized for awards under the Plan. The total includes 5,700,000 shares of Class A Common Stock approved in 1996, an additional 5,250,000 shares of Class A Common Stock approved in 1999 and an additional 4,500,000 shares of Class A Common Stock approved on February 8, 2002 subject to the approval of shareholders. This 15,450,000 total of Class A Common Stock also includes up to 1,425,000 shares of Class A Common Stock authorized for issuance as restricted stock under the Plan. As of March 14, 2002, approximately 10,609,243 shares have been awarded and not forfeited, including awards of 459,521 shares of restricted stock. The Second Restated Equity Plan does not increase the number of shares authorized for issuance as restricted stock above the 1,425,000 shares originally authorized, such that there remain up to 965,479 shares authorized for awards of restricted stock. The shares available for Awards (which are subject to adjustments for stock dividends, stock splits, extraordinary distributions of cash or property, and certain changes in capitalization) are expected to be sufficient for the Company's equity incentive award needs for approximately three years. The Second Restated Equity Plan provides that (1) shares of Common Stock delivered (either actually or by attestation) to the Company to pay the exercise price of an option or withheld by the Company in payment of any required income tax withholding for the exercise of a stock option or the vesting of restricted stock awarded under the Second Restated Equity Plan since its original adoption in 1996 or under the Nuveen 1992 Special Incentive Plan (the "Prior Plan"), and (2) the number of shares of Common Stock repurchased by the Company in the open market or otherwise with the cash proceeds received by the Company in connection with stock option exercises under the Second Restated Equity Plan or the Prior Plan, will in each case increase the number of shares available to be awarded under the Second Restated Equity Plan.



     PARTICIPANTS. Employees of the Company, its subsidiaries and affiliates and non-employee directors of the Company and its subsidiaries and affiliates are eligible to participate in the Second Restated Equity Plan as approved by the Compensation Committee. It is anticipated that approximately 200 persons will be eligible to participate initially. Subject to the terms of the Second Restated Equity Plan, the Compensation Committee has authority to determine the nature, size, terms and conditions of, and all other matters relating to, awards, to prescribe award agreements, and to interpret the Second Restated Equity Plan. Awards under the Second Restated Equity Plan may be in the form of grants of restricted shares of Class A Common Stock and options to purchase Class A Common Stock. The Second Restated Equity Plan also broadens eligibility to members of the board of directors of an affiliate or subsidiary of the Company and former employees of the Company or an affiliate who have a continuing contractual relationship with the Company or an affiliate.



     STOCK OPTIONS. Options awarded under the Second Restated Equity Plan will be granted in the form of "non-qualified stock options." Options entitle a participant to purchase shares of Class A Common Stock at a price per share established at the award date, which may not be less than the fair market value of such stock on the award date, and may be exercised not later than ten (10) years from the award date. Stock options, whether or not currently exercisable, may not be sold, transferred, exchanged or encumbered except in limited circumstances specified in the Second Restated Equity Plan, unless otherwise provided by the Compensation Committee. The Second Restated Equity Plan also provides that an award agreement may permit the participant to transfer vested stock options to certain family members or trusts for the benefit of such family members. Upon the termination of a participant's service because of death, disability or retirement, by the Company without cause or, by certain participants for good reason, except as otherwise specified by the Compensation Committee at the time of grant, any outstanding stock options with respect to the 1998 and prior plan years, that have not yet become exercisable will become exercisable, and all such outstanding options will, in the case of options that are In Lieu Awards, as defined below, remain exercisable for the remainder of their term; provided, however, that such stock options that are In Lieu Awards awarded in the 1999 and subsequent Plan years will remain exercisable for not more than five years after termination of service for the reasons set forth above. The Second Restated Equity Plan links vesting and exercisability of stock options to the participant's termination of "service" rather than employment, to include the participant's service as a director or consultant to the Company or an affiliate, if applicable, and provides that the provision for good reason only applies to participants who have a definition of that term in their employment or other written agreement with the Company. The Second Restated Equity Plan also modifies the definition of "cause" to match the definition contained in a participant's employment or other agreement with the Company, and generally to link a cause termination to injury or damage to the Company or its business reputation. In the case of options that are not In Lieu Awards, such options become exercisable and will remain exercisable for not more than three years after termination of service because of death, disability or retirement and not more than 60 days after the other reasons for termination described above. Except as otherwise specified by the Compensation Committee at the time of grant, in the event of termination of service for any other reason, stock options that have not yet become exercisable shall be forfeited, and all other outstanding stock options shall remain exercisable for a period of 60 days following the date of termination (but not after the expiration date of the option). The maximum number of shares that may be subject to an option grant to any one individual annually under the Second Restated Equity Plan is 600,000. Once granted, options may not be repriced or replaced by new options with lower exercise prices.



     RESTRICTED STOCK. Restricted stock Awards consist of shares of Class A Common Stock that are awarded to a participant, subject to forfeiture if the conditions established by the Compensation Committee are not met. Such conditions may include, but are not limited to, continued service for a specified period and/or the achievement of specified performance goals. A participant may also elect to defer receipt of restricted stock until a time later than when the Awards vest and would otherwise be deliverable. Before the vesting of shares of restricted stock that are not deferred, a participant has voting and dividend rights with respect to his or her restricted shares, but, unless otherwise specified by the Committee, cannot sell, transfer (other than by will or by the laws of descent and distribution), exchange or encumber the restricted shares. Before delivery of shares of restricted stock that are deferred, a participant has no rights of a shareholder with respect thereto, but will receive payment of compensation equal to the dividends that would otherwise be paid thereon ("dividend equivalents") on a current or deferred basis as elected by the participant. Any unvested restricted shares will vest if a participant's service with the Company is terminated because of death, disability or retirement, by the Company for any reason other than cause, or by the participant for good reason, as those terms are defined in the Second Restated Equity Plan. The maximum number of shares with respect to which any Participant may be granted Restricted Stock Awards in any one calendar year shall be 120,000.


     PERFORMANCE GOALS. The Compensation Committee may make Awards subject to the achievement of one or more performance goals based upon attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividends), achievement of cost control, or stock price, in each case of the Company or such subsidiary, division or department of the Company or subsidiary for or within which the participant is primarily employed. The performance goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Performance based awards may be made in connection with the Company's annual incentive award program, the 2002 Executive Officer Performance Plan (described below) or otherwise.

     PLAN ADMINISTRATION. The Second Restated Equity Plan is administered by the Compensation Committee. Only the Compensation Committee may select individuals for participation in the Second Restated

Equity Plan, award stock options and/or restricted stock, determine the types, sizes, terms and provisions of Awards, modify the terms of any Award, and authorize the exchange or replacement of Awards. However, the Second Restated Equity Plan clarifies that the Compensation Committee may delegate any of its authority with respect to the Second Restated Equity Plan to any one or more of the members thereof, to the Bonus Committee, or to an officer of the Company, other than any such delegation that would cause Awards or other transactions under the Second Restated Equity Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to quality as "performance-based compensation" under Code Section 162(m). The Compensation Committee or its delegatee has the authority to construe and interpret the Second Restated Equity Plan and any Award agreement thereunder, to prescribe, amend and rescind rules and regulations relating to plan administration and to make all other determinations necessary or advisable for the administration of the Second Restated Equity Plan. The duties of the Compensation Committee or its delegatee also include, but are not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, stock options or restricted stock.

     CHANGE IN CONTROL. In the event of a Change in Control of the Company (as defined in the Second Restated Equity Plan), all unexercised options granted thereunder shall become immediately and fully exercisable, all shares of restricted stock that have not yet vested shall become immediately and fully vested, and any remaining restrictions on transferability of shares acquired pursuant to an Award shall immediately lapse.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.


     The Company has been advised that, based on the current provisions of the Internal Revenue Code (the "Code") and regulations promulgated thereunder, the federal income tax consequences of the grant, vesting and exercise of Awards under the Second Restated Equity Plan at any time since its original adoption in 1996 and the subsequent disposition of stock acquired thereby will be as described below. The following discussion addresses only the general federal income tax consequences of Awards. Participants in the Second Restated Equity Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax, and securities laws restrictions, given their individual situations.


     NON-QUALIFIED STOCK OPTIONS. Only non-qualified stock options may be granted under the Second Restated Equity Plan. Generally, an optionee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the option is exercised over the exercise price for such shares. At that time, the Company will be allowed a tax deduction equal to the amount of ordinary taxable income recognized by the optionee, subject to the limitations described below.

     When an optionee exercises a non-qualified stock option by paying the exercise price solely in cash, the basis in the shares acquired is equal to the fair market value of the shares on the date ordinary income is recognized, and the holding period for such shares begins on the day after the shares are received. When an optionee exercises a non-qualified stock option by exchanging previously acquired shares of Class A Common Stock of the Company held as capital assets in partial or full payment of the exercise price, shares of Class A Common Stock of the Company received by the optionee equal in number to the previously acquired shares exchanged therefor will be received free of tax and will have the same basis and holding period as such previously acquired shares. The optionee will recognize ordinary taxable income equal to the fair market value of any additional shares received by the optionee, less the amount of any cash paid by the optionee. The optionee will have a basis in such additional shares equal to their fair market value on the date ordinary income is recognized and the holding period of such shares will commence on the day after they are transferred to the optionee.

     Upon subsequent disposition of shares acquired upon exercise of a non-qualified stock option, the difference between the amount realized on the sale and the basis in the shares is treated as long-term or short-term capital gain or loss, depending on the holding period for the shares. Long-term capital gain or loss treatment is applicable if the shares are held for more than one year. The subsequent disposition of shares acquired by exercise of a non-qualified stock option will not result in any additional tax consequences to the Company.

     RESTRICTED STOCK. Generally, a participant will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the grant of restricted stock. Upon the lapsing of restrictions on restricted stock, or, if the restricted stock is deferred pursuant to the provisions of the Second Restated Equity Plan, upon the delivery of the restricted stock at the expiration of the deferral period, the holder will recognize ordinary income equal to the fair market value of the shares on the date of such lapse or delivery. Alternatively, if the restricted stock is not deferred, the participant may file an election with the Internal Revenue Service, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the shares on the date of grant without giving effect to the restrictions on transfer. Any dividends or dividend equivalents paid on shares of restricted stock prior to the date on which the participant recognizes taxable compensation with respect to the shares will be taxable to the participant as additional compensation rather than as ordinary dividends. In any event, at the time the participant recognizes income with respect to the restricted stock, the Company is entitled to a deduction in an equal amount, subject to the limitations described below.

     LIMITATIONS ON COMPANY'S ABILITY TO TAKE DEDUCTIONS. The Company must satisfy applicable federal tax reporting requirements with respect to stock awards under the Second Restated Equity Plan in order to be entitled to the deductions described above. In addition, Code Section 162(m) provides that compensation of any individual who is the Chief Executive Officer or any of the other named executive officers of the Company may not be deducted to the extent such compensation exceeds $1 million in any taxable year, unless certain exceptions apply, including an exception for compensation which qualifies as "performance based" under Section 162(m). Awards granted under the Second Restated Equity Plan should be able to qualify as performance-based for purposes of Section 162(m) if they are either options granted with an exercise price not less than fair market value on the date of grant, or restricted stock that vests upon the achievement of objective performance goals of the type described above. The Second Restated Equity Plan permits the making of awards that would not qualify as performance-based compensation.


     If Awards made under the Second Restated Equity Plan at any time since its original adoption in 1996 are accelerated in connection with a Change in Control of the Company, all or a portion of the value of such Awards could constitute "excess parachute payments." The Company would not be permitted to deduct excess parachute payments, and the recipient of such a payment would be subject to a 20 percent federal excise tax. Furthermore, excess parachute payments to individuals covered by Code Section 162(m) would reduce the $1 million limitation on deduction of their compensation by an equal amount, and thus could result in other compensation to such individuals being nondeductible by the Company.


AMENDMENT. The Second Restated Equity Plan may be terminated, suspended, amended or modified by the Board of Directors, with the consent of a majority of the Class B Directors, provided that no termination, suspension, amendment or modification (i) may be made without shareholder approval to the extent such approval is required by federal or state law, regulation or rule of any stock exchange or automated quotation system on which the Class A Common Stock is listed or quoted, or (ii) may, without the consent of the participant affected, impair the rights of a participant with respect to Awards made under the Second Restated Equity Plan at any time since its original adoption in 1996.


AWARDS TO BE GRANTED.

     The following chart sets forth the special option and restricted stock awards currently approved for grant during 2002, subject to shareholder approval of the Second Restated Equity Plan on May 9, 2002, to each named executive officer, to the directors excluding the executive officers, and to certain specified groups of individuals. All such options will have an exercise price that will be set in May at the time of grant. The special equity awards will have an extended base vesting period and may include a performance goal feature that, if met, would accelerate the base vesting period. The final terms of the special equity awards will not be completely established until May 2002. Any future awards will be made at the discretion of our Compensation Committee.


                                                                              SHARES OF
                          NAME AND                              NUMBER OF     RESTRICTED
                          POSITION                               OPTIONS        STOCK
                          --------                              ---------     ----------
Timothy R. Schwertfeger,....................................     270,000        55,000
  Chairman and Chief Executive Officer
John P. Amboian,............................................     220,000        45,000
  President
Allen J. Williamson,........................................      70,000            --
  Group President
William Adams IV,...........................................      55,000            --
  Executive Vice President
Alan G. Berkshire,..........................................      55,000            --
  Senior Vice President
All Executive Officers as a Group...........................     725,000       100,000
All Directors as a Group, Excluding Executive Officers......          --            --
All Employees as a Group, Excluding Executive Officers......     455,000            --


     It is not possible to determine the dollar value of the stock option awards listed above at this time, as the exercise price for such awards will not be set until May 2002. The Company values options granted under its equity incentive plans based on a variation of the Black-Scholes option pricing model modified specifically for the valuation of long-term incentive stock awards. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield, and for 10-year options on the Company's common stock, the current valuation for each option using this methodology is approximately 25% of the market price (which will also be the option strike price) at the time of grant.

Similarly, the dollar value of the restricted share awards listed above is not determinable at this time, as the awards will not be made until May 2002. However, at March 14, 2002, the closing sales price for the Class A Common Stock on the New York Stock Exchange was $54.40 per share.

VOTE REQUIRED.

     Approval of the Second Restated Equity Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Second Restated Equity Plan. A holder of Class A Common Stock may, with respect to the approval of the Second Restated Equity Plan, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval or (iii) "ABSTAIN" from voting on the Second Restated Equity Plan. A vote to abstain on this matter will have the effect of a vote against approval of the Second Restated Equity Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF THE JOHN NUVEEN COMPANY 1996 EQUITY INCENTIVE AWARD PLAN. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR APPROVAL OF THE SECOND RESTATED EQUITY PLAN.

B. APPROVAL OF THE NUVEEN 2002 EXECUTIVE OFFICER PERFORMANCE PLAN

PRINCIPAL TERMS OF THE PLAN.

     The Performance Plan provides for annual awards to participants (the "Incentive Awards") calculated based on Company performance in terms of both the growth of operating income over the prior year and the excess of operating income over a return on average equity threshold. The Performance Plan provides that the Incentive Award for the Chief Executive Officer ("CEO") for any Plan Year will equal the sum of (i) 2% of Pre-Bonus, Pre-Tax Net Operating Income in excess of the amount that represents a 20% return on average equity capital, plus (or minus) (ii) 8.5% of the increase (or decrease) in After-Bonus Pre-Tax, Net Operating Income over such amount for the prior Plan Year. The Performance Plan further provides that the Incentive Award for the Company's next most senior officer-director (after the CEO) shall for each Plan Year be 85% of the CEO's Incentive Award for such Plan Year. Incentive Awards under the Performance Plan may be made in cash or in a combination of cash and equity incentive awards as determined by the Compensation Committee. The Compensation Committee intends that Incentive Awards for the CEO and the next most senior officer-director under the Performance Plan will be payable 70% in cash and 30% in at-the-money options to purchase Class A Common Shares pursuant to the second Restated Equity Plan, subject to the availability of equity awards. The Incentive Award for all other Plan Participants for each Plan Year shall be a maximum of 60% of the CEO's Incentive Award for such Plan Year. The Incentive Award for each participant other than an officer-director may be reduced in the discretion of the Compensation Committee. Shortly after the close of each fiscal year, the Compensation Committee will certify whether the preestablished formula for the awards has been satisfied and, if so, determine the awards payable under the Performance Plan. The number of persons eligible to participate in the Performance Plan is currently 6.

     To the extent an award for a participant other than an officer-director is reduced as discussed above, the excess will not be available to the other executives participating in the Performance Plan. Generally, a participant must be employed by the Company or a subsidiary of the Company on the last day of the applicable plan year to be entitled to receive an award under the Performance Plan for the year. However, if a participant's employment is terminated as a result of death, disability or retirement, by the Company or a subsidiary without Cause, a pro rata award may in the discretion of the Committee be payable for the year of termination.

     Each participant may have the right to defer receipt of all or a part of any cash payment due with respect to an award under the Performance Plan, in accordance with the terms of the Company's deferred compensation plan.


AWARDS UNDER THE PLAN.


     The annual incentive awards under the Performance Plan for services to be rendered in 2002 are not determinable since they will be dependent on 2002 annual operating results. If the compensation award formula under the Performance Plan had applied to the 2001 Plan Year, the incentive awards that would have been paid to Messrs. Schwertfeger and Amboian for 2001 are set forth in the table below. Option share amounts are calculated to reflect the 70% cash/30% option award split for awards to officer-directors as described above, and are calculated based on the actual value per option share award used by the Company in granting options pursuant to the 2001 annual incentive award program.


                     PLAN BENEFITS IF 2002 PERFORMANCE PLAN
                          HAD BEEN IN EFFECT FOR 2001

                                                                          2001
                                                              ----------------------------
                                                                 CASH           OPTION
                            NAME                               AWARD($)     AWARD (SHARES)
                            ----                               --------     --------------
Timothy R. Schwertfeger
  Chairman and Chief Executive Officer......................    2,664,000       88,370
John P. Amboian
  President.................................................    2,265,000       72,564

     The awards that would have been made for 2001 to the other executive officers who would have participated in the Performance Plan are not determinable because the amounts of such awards are reduced at the discretion of the Compensation Committee. Similarly, because of the Compensation Committee's authority to reduce bonus amounts payable to such other executive officers, the amount which would have been paid to all executive officers as a group under the Performance Plan is not determinable.

     Amendment. The Performance Plan may be amended or terminated by a majority vote of the Board of Directors, provided that no amendment or termination may have the effect of increasing the award that would otherwise be payable to a participant for any plan year that begins more than 60 days before such amendment or termination is adopted by the Board of Directors.

VOTE REQUIRED.

     Approval of the Performance Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Performance Plan. A holder of Class A Common Stock may, with respect to the approval of the Performance Plan, (i) vote "FOR" such approval, (ii) vote "AGAINST" such approval or (iii) "ABSTAIN" from voting on the Performance Plan. A vote to abstain on this matter will have the effect of a vote against approval of the Performance Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NUVEEN 2002 EXECUTIVE OFFICER PERFORMANCE PLAN. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE PLAN.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report:

     The Company offers compensation and incentive programs that maintain a direct relationship between total compensation levels and Company financial results. These programs are designed to provide incentives throughout the Company by sharing profits with all employees. The total amount available for incentive awards to all employees (including cash and equity awards) has historically been a fixed percentage of the Company's pre-incentive, pre-tax net operating income. This provides a strong incentive for profitability and control of costs as the compensation of executives and all other employees is directly related to Company earnings. In general, employee incentive awards are based on individual performance. They recognize each employee's contribution to the Company's success, both during the year in which they are awarded and during prior years. They also take into account management's expectations for each employee's future development. This process permits management to compensate employees for their longer-term performance, to encourage and reward employee growth and productivity, and to develop strong relationships between the Company and its employees at all levels. The long-term equity incentive awards made under the Amended and Restated 1996 Equity Incentive Award Plan do not vest until the end of a specified period, generally three years.

     Total compensation for executives is comprised of base salaries and benefits, annual incentive awards and long-term equity incentives. The senior executives participate in the Executive Officer Performance Plan, under which annual incentives are determined based on Company-wide financial results, including earnings exceeding a threshold return on stockholders' equity and the growth of earnings from the prior year. A significant percentage of the awards under this plan are payable in the form of at-the-money stock options, which generally do not vest until the end of three years. This program provides a strong alignment of executive and stockholder interests and encourages increasing ownership of Company stock by management.

     The various components of executive compensation reflect the following policies:

        - Base salaries are set near the median level for the asset management industry, as the Company has emphasized annual cash incentive awards and long-term equity incentive awards to provide total compensation levels sufficient to attract and retain talented and productive executives.

        - Annual incentive awards for the Company's officer-directors (which includes the Chief Executive Officer and President) and the other executive officers are made under the Executive Officer Performance Plan. This plan is formula- based, and for 2001 provided for an award payable to the Chief Executive Officer (CEO) equal to the sum of (i) 1.65% of the Company's pre-incentive, pre-tax net operating income in excess of 21% of the average stockholders' equity for the year and (ii) 7% of the increase in the Company's 2001 after-incentive, pre-tax net operating income over the same measure for the prior year. As provided in the plan, the award payable to the next most senior officer-director (President) was 85% of the award for the CEO. For all other plan participants, the formula maximum of 60% of the CEO's award was reduced by the Committee in its discretion. Of the formula award for officer-directors, 70% is payable in cash.

        - To align executive interests more closely with those of stockholders, a significant portion of the annual incentive awards payable under the Executive Officer Performance Plan (30% for the officer-directors) is payable in the form of at-the-money stock options, valued using a modified Black-Scholes valuation methodology, which generally vest in one installment at the end of three years.


        - The cash bonus awards for 2001 for Mr. Schwertfeger and Mr. Amboian set forth in the Summary Compensation Table, which were calculated under the Executive Officer Performance Plan as described above, reflect the continued growth in the Company's after-incentive, pre-tax net operating income from 2000 to 2001 and the strong return on average stockholders' equity for 2001 represented by the Company's pre-incentive, pre-tax net operating income.


     In connection with the expiration of the 1999 Executive Officer Performance Plan, the Committee conducted a review of the Company's executive officer compensation arrangements and received from an independent consultant competitive compensation benchmarking information for the asset management industry. For 2002 and beyond, the Committee has recommended and the Board has approved, subject to shareholder approval, the adoption of the 2002 Executive Officer Performance Plan. This Plan would continue the approach, started in 1999, of calculating a formula award for Plan participants based on the measurement of Company performance in terms of growth in operating income over the prior year and the excess of operating income over a return on equity threshold. The specific numbers used in the formula calculation would change somewhat from those included in the formulas used during 1999 through 2001. Under the 2002 Plan, the award payable to the CEO will equal the sum of (i) 2% of the Company's pre-incentive, pre-tax net operating income in excess of 20% of average shareholders' equity for the year, plus (or minus) (ii) 8.5% of the increase (or decrease) in after-incentive, pre-tax net operating income over the prior year. The awards payable under the 2002 Plan to the officer-director next most senior to the CEO will be 85% of the award to the CEO and the maximum award payable to each other participant will be 60% of the CEO's award. The award to each participant other than the officer-directors may be reduced by the Committee in its discretion. The Committee intends to continue paying awards under the 2002 Plan to the officer-directors 70% in cash and 30% in at-the-money stock options.

     As part of its review of executive officer compensation arrangements as described above, the Committee has taken certain other actions relating to executive compensation. First, the Committee has recommended and the Board has approved, subject to shareholder approval, that the Amended and Restated 1996 Equity Incentive Award Plan (1996 Plan) be further amended and restated to authorize up to an additional 4.5 million shares to be awarded thereunder and to change certain other provisions of the 1996 Plan as currently in effect. Awards will be made under the 1996 Plan as further amended and restated to a broad group of employees, including all executive officers, as part of the Company's annual incentive program. Additionally, the Committee has approved special equity incentive awards under the 1996 Plan as further amended and restated to approximately 15 senior officers of the Company and its subsidiaries, including each of the Named Executive Officers. These awards include a total of approximately 1.2 million options and 100,000 restricted shares. The option awards are subject to shareholder approval of the proposed amendment and restatement of the 1996 Equity Plan, and the final terms of these awards will be established in May 2002. These awards may be linked to employment agreements for a small group of executive officers, and they are expected, at least in part, to include a vesting element linked to performance. The Committee believes that the Company's executive compensation arrangements to be implemented for 2002 and beyond are competitive within the asset management industry.

     The Committee further believes that Nuveen's profitability-linked compensation programs have served the Company well and that the proposed program for 2002 will continue to do so. We believe that the caliber and motivation of the Company's executive officers, and its other employees, and the quality of their leadership are particularly important factors affecting the Company's long-term performance.

     The Committee is aware that the Internal Revenue Code provides a $1 million limit on the deductibility for federal tax law purposes of compensation paid to top executives of publicly-traded companies, subject to certain exceptions. The exceptions include one for compensation based on attainment of objective performance standards that have been approved by stockholders. The Company's Executive Officer Performance Plan is designed to qualify for this exception and to permit the continued full deductibility of compensation paid to executive officers thereunder. Options granted to executive officers under the Company's equity-based plans are also generally intended to qualify for this exception. The Committee intends to continue to pursue compensation strategies and programs designed to permit the Company to retain federal tax benefits while providing appropriate performance incentives. The Committee may from time to time award compensation that is not fully deductible for tax purposes in circumstances it deems appropriate.

     As the Company's business continues to evolve, we will periodically review the Company's compensation programs and make appropriate changes to ensure that the specific programs and performance objectives in effect best fit the Company's operating environment.

                                          W. John Driscoll, Chairman
                                          Willard L. Boyd
                                          Duane R. Kullberg

                         STOCKHOLDER RETURN INFORMATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock to the Russell 2000 Index and an internally calculated Peer Group for the 5-year period commencing December 31, 1996 and ending December 31, 2001. In each case, the chart assumes a $100 investment on December 31, 1996 and that all dividends are reinvested. The Average Annual Return on JNC for the period was 28.1%.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                    [CHART]

----------------------------------------------------------------------------------------------------------------
                                     DEC-1996     DEC-1997     DEC-1998     DEC-1999     DEC-2000     DEC-2001
----------------------------------------------------------------------------------------------------------------
 JNC                                   100          136          148          147          242          345
 Russell 2000                          100          122          119          145          140          144
 Peer Group                            100          158          159          177          300          272

     The Company's Peer Group includes all domestic publicly traded investment management firms with a market capitalization of at least 1% of the Peer Group. The results are included for each full year in which the firm was publicly traded and met the minimum capitalization requirements. The return of the Peer Group is weighted by the market capitalization of each firm at the beginning of each year such firms are included in the Peer Group. The following companies are included in the Peer Group:

Affiliated Managers Group..............................    AMG    (1998-2000)
Alliance Capital Management............................    AC
Blackrock..............................................    BLK    (2000-2001)
Eaton Vance............................................    EV
Federated Investors....................................    FII    (1999-2001)
Franklin Resources.....................................    BEN
Gabelli Asset Management...............................    GBL    (2000-2001)
Neuberger Berman.......................................    NEU    (2000-2001)
Nvest, LP..............................................    NEW    (1997-1998)
Phoenix Investment Counsel.............................    PXP    (1997-1999)
PIMCO Advisers.........................................    PA     (1997-1999)
Pioneer Group..........................................    PIOG   (1997-1999)
SEI Investments........................................    SEIC
Stillwell Financial....................................    SV     (2001)
T. Rowe Price Associates...............................    TROW
United Asset Management................................    UAM    (1997-1999)
Waddell & Reed.........................................    WDR    (1999-2001)

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring (1) the quality and integrity of the Company's financial statements, (2) the Company's compliance with regulatory requirements, and (3) the independence and performance of the Company's independent and internal auditors. Among other responsibilities, we review, in our oversight capacity, the Company's annual financial statements with both management and the independent auditors and we meet periodically with the independent and internal auditors to consider their evaluation of the Company's financial and internal controls. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. Our Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by New York Stock Exchange listing standards.

     In discharging our duties, we have met with and held discussions with management and the Company's independent and internal auditors. Management has represented to the independent auditors that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company's independent auditors provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with representatives of the independent auditor their firm's independence. As provided in the Audit Committee Charter, it is not the Committee's responsibility to determine, and the considerations and discussions referenced above do not ensure, that the Company's financial statements are complete and accurate and presented in accordance with generally accepted accounting principles.

     Based on our review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, we have recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K.

Duane R. Kullberg, Chairman
Willard L. Boyd
W. John Driscoll

AUDIT AND RELATED FEES

     AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in the Company's Form 10-Q reports for fiscal 2001 were $258,500.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG LLP billed the Company for financial information systems design and implementation fees for fiscal 2001 in the amount of $175,275.

     ALL OTHER FEES. The aggregate fees billed to the Company for all other services rendered by KPMG LLP for fiscal 2001 were $162,900.

     The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and
(b) all other fees, is compatible with maintaining KPMG LLP's independence.

                             SELECTION OF AUDITORS

     The independent certified public accounting firm of KPMG LLP, a member of the international accounting firm Klynveld Peat Marwick Goerdeler, has been selected by the Board of Directors upon recommendation of its Audit Committee to act as the auditors for the Company and its subsidiaries for the current fiscal year. At the annual meeting, the shareholders will be asked to ratify the Board of Directors' selection. A holder of Common Stock may, with respect to the selection of independent auditors, (i) vote "FOR" such selection, (ii) vote "AGAINST" such selection or (iii) "ABSTAIN" from voting on the selection. A vote to abstain from voting on this matter will have the effect of a vote against such selection.

     KPMG LLP, which has served as independent auditors of the Company and its subsidiaries since the Company's inception in March 1992, is expected to have a representative present at the annual meeting to respond to appropriate questions of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

               PROPOSALS BY SHAREHOLDERS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 2003 annual meeting of shareholders must be received by the Company by November 15, 2002 in order to be considered for inclusion in the Company's 2003 Annual Meeting Proxy Statement and form of proxy to be mailed in March 2003.

     Notice of any proposal to be presented by any shareholder at any meeting of shareholders, as set forth in the By-laws of the Company, shall be given to the Secretary of the Company not less than 60 (March 8, 2003) nor more than 90 (February 7, 2003) days prior to the date of the meeting: provided however, that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth shareholder's name and address, the number and class of all shares beneficially owned and any material interest of such shareholder in the proposal. The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposal not to be considered if such notice has not been duly given.

     The Nominating Committee will consider persons recommended by shareholders as candidates for election to the Board of Directors at the annual meeting of shareholders. The By-laws of the Company provide that a shareholder wishing to nominate a candidate for election to the Board is required to give notice to the Secretary of the Company of such nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the shareholders' meeting, or if less than 70 days' notice or prior disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information as set forth in the By-laws about both the nominee and the shareholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as director. A nomination which does not comply with the above requirements will not be considered.

     Such proposals or nominations should be addressed to Alan G. Berkshire, Secretary, The John Nuveen Company, 333 West Wacker Drive, Chicago, Illinois 60606.

                                    GENERAL

     Management does not intend to present and does not have reason to believe that others will present any other items of business at the meeting. However, if other matters are properly presented at the meeting for a vote, the persons named in the proxies will have discretion to vote in accordance with their own judgment on such matters.

     A list of shareholders entitled to be present and to vote at the meeting will be available at the offices of the Company, 333 West Wacker Drive, Chicago, Illinois, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

     Failure of a quorum to be present at the meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the meeting to permit further solicitation of proxies with respect to any of the proposals if they determine that adjournment and further solicitation is reasonable and in the best interests of the shareholders. Under the Company's By-laws, an adjournment of a meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

     IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                    ALAN G. BERKSHIRE
                                                        Secretary

                                                                       EXHIBIT A

                        SECOND AMENDMENT AND RESTATEMENT
                                     OF THE
              JOHN NUVEEN COMPANY 1996 EQUITY INCENTIVE AWARD PLAN

     The John Nuveen Company hereby establishes the Second Amendment and Restatement of the John Nuveen Company 1996 Equity Incentive Award Plan for the benefit of its eligible Participants (as hereinafter defined) for the purposes hereinafter set forth. The Plan permits the award of Stock Options and Restricted Stock.

                                 I. DEFINITIONS


     (a) "Affiliate" means business entity, including any corporation, including a Nuveen Subsidiary, that is a subsidiary corporation with respect to the Company.


     (b) "Award" shall mean an award of Stock Options, Restricted Stock, or any combination thereof.

     (c) "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

     (d) "Beneficiary" shall mean (i) in the event of the Disability or incompetence of a Participant, the person or persons who shall have acquired on behalf of such Participant by legal proceeding or otherwise the right to receive the benefits specified under this Plan, or (ii) in the event of a Participant's death, the person, persons, trust or trusts that have been designated by such Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (e) "Board of Directors" shall mean the Board of Directors of the Company.

     (f) "Bonus Committee" shall mean the senior executive officers of the Company selected by the Board of Directors to administer the Company's Annual Incentive Award Plan.

     (g) "Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between an Employer and the Participant. If there is no employment, consulting, or other written agreement between an Employer and the Participant, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant (i) engages in illegal conduct that is injurious to the Company; (ii) engages in any act or acts of dishonesty or misconduct that result in damage to the Company or its business or reputation or that the Company reasonably determines to adversely affect the value, reliability or performance of the Participant to the Company; (iii) continuously fails to perform his or her duties to the Company (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties.

          (h) "Change in Control" shall mean any of the following:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

          (ii) individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) The approval by the shareholders of the Company of (x) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Company or (y) the acquisition of assets or stock of another corporation in exchange for voting securities of the Company (each of (x) and (y), a "Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly,

     (except to the extent that such ownership existed prior to the Business Combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing the greater of (1) 20% thereof or (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who were the owners of the Company's Class B Common Stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     (i) "Class B Directors" shall mean those members of the Board of Directors that have been nominated and elected by the holders of the Class B Common Stock in accordance with the provisions of the Company's certificate of incorporation.

     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (k) "Committee" shall mean a committee of the Board of Directors, the members of which are selected by and serve at the pleasure of the Board of Directors; provided, however, that the Committee shall at all times consist of at least two directors who are "outside directors" within the meaning of Section 162(m), and "nonemployee directors" within the meaning of Exchange Act Rule 16b-3. The Committee shall initially be the Compensation Committee of the Board of Directors.

     (l) "Common Stock" shall mean the Company's Class A Common Stock.

     (m) "Company" shall mean The John Nuveen Company, a Delaware corporation, and its successors.


     (n) "Consultant" means a former employee of the Company or an Affiliate, who has a continuing contractual relationship with the Company or an Affiliate.



     (o) "Deferred Dividend Equivalents" means Dividend Equivalents, the delivery of which is deferred pursuant to Section 3.3(a), together with the interest thereon specified in Section 3.3(c).



     (p) "Deferred Restricted Stock" means Restricted Stock, the delivery of which is deferred pursuant to Section 3.3(a).



     (q) "Director" means any individual who is a member of the Board of Directors.



     (r) "Disability" shall have the meaning set forth in any employment, consulting, or other written agreement between an Employer and the Participant. If there is no employment, consulting, or other written agreement between an Employer and the Participant, or if such agreement does not define "Disability," then "Disability" shall mean the inability of a Participant to perform the services normally rendered to his or her Employer due to a physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee, and that results in the Participant's inability to perform his or her normal duties to the Employer.


     (s) "Dividend Equivalent" shall mean a right, provided automatically in connection with an Award of Deferred Restricted Stock, to receive on the payment date for any dividend on the Common Stock cash compensation from the Company equal to the dividend that would have been paid on such shares of Restricted Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend; provided, that if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto shall not be paid unless and until certificates evidencing the Deferred Restricted Stock with respect to which it is paid are issued to the Participant (at which time such Dividend Equivalent shall be paid together with interest thereon at the Prime Rate from the date such dividend would have been payable until the payment date for such Dividend Equivalent); and provided, further, that such payment of all Dividend Equivalents may also be deferred pursuant to the deferral election with respect to such Restricted Stock. Unless specifically provided otherwise, the term "Dividend Equivalents" includes (but is not limited to) Deferred Dividend Equivalents.



     (t) "Effective Date" of an Award shall mean the date of the grant as specified by the Committee.



     (u) "Employee" means a person employed by the Company or an Affiliate in a common law employee-employer relationship.



     (v) "Employer" shall mean the Company with respect to its employees and each Affiliate or Nuveen Subsidiary with respect to its employees.



     (w) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



     (x) "Exercise Price" shall mean the price at which each share of Common Stock covered by a Stock Option may be purchased.



     (y) "Fair Market Value" of a share of Common Stock shall mean the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape and published in The Wall Street Journal, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported and published, on the next preceding date on which there was trading in the Common Stock. "Fair Market Value" of other property shall be determined by the Committee.



     (z) "Good Reason" shall have the specific meaning set forth in any written employment or consulting, agreement between the Employer and the Participant. If the Participant is not a party to a written employment or consulting, agreement with an Employer, or if such agreement does not define "Good Reason," then the concept of "Good Reason" as used in this Plan, and rights or obligations attendant thereto, shall not apply to the Participant.


     (aa) "Non-Qualified Stock Option" or "Stock Option" shall mean a right to purchase a specified number of shares of Common Stock at a specified price, which is not intended to comply with the terms and conditions for a tax-qualified stock option as set forth in Code Section 422, as such section may be in effect from time to time.

     (bb) "Nuveen Subsidiary" shall mean any corporation or other entity, of which 50% or more of the normal voting power for the election of directors or other managers is owned, directly or indirectly, by the Company.

     (cc) "Participant" shall mean an Employee, Consultant or a non-employee Director to whom the Committee has granted an Award under the Plan.

     (dd) "Performance Goals" shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and dividends), achievement of cost control, or stock price, in each case of the Company or a Nuveen Subsidiary, or a division or department of the Company or a Nuveen Subsidiary for or within which the Participant is primarily employed, and that are intended to qualify under Section 162(m). Such Performance Goals also may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

     (ee) "Plan" shall mean this Second Amendment and Restatement of the John Nuveen Company 1996 Equity Incentive Award Plan.

     (ff) "Prime Rate" shall mean the prime rate of interest as reported by Bank One, N.A. or any successor thereto, or a comparable bank selected by the Committee.

     (gg) "Restricted Stock" shall mean an award of shares of Common Stock subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on and risk of forfeiture of Restricted Stock generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement relating to the Restricted Stock. Unless specifically provided otherwise, the term "Restricted Stock" includes (but is not limited to) Deferred Restricted Stock.

     (hh) "Retirement" shall mean the retirement of a Participant from the employment of the Company or a Nuveen Subsidiary at (i) such Participant's normal retirement date upon reaching age 65, or (ii) such Participant's early retirement either (A) upon having reached that age, which, when added to his or her years of continuous service (as such term is defined under the Nuveen Employees' Retirement Plan or any successor thereto) is equal to or greater than 90, or (B) with the approval of the Committee.

     (ii) "Section 162(m)" shall mean Code Section 162(m) and the Treasury Regulations thereunder.

     (jj) "Termination of Service" shall mean a cessation of the employee-employer relationship between a Participant and an Employer (other than by reason of transfer of the employee to another Employer), a cessation of an individual's Director or Consultant relationship with the Company, or the consummation of a transaction whereby a Participant's Employer (other than the Company) ceases to be a Nuveen Subsidiary (such consummation, a "Disaffiliation Transaction"). The employment of a Participant who is on an approved leave of absence in excess of two years shall be considered terminated as of the commencement of such leave for all purposes of the Plan.

                                  II. THE PLAN

2.1 Purposes.

     The purposes of the plan are to enable the Company and Nuveen Subsidiaries to attract and retain exceptionally qualified Employees, Consultants and non-employee Directors upon whom the sustained growth and profitability of the Company and Nuveen Subsidiaries will depend in large measure, to provide added incentive for such individuals to enhance the value of the Company for the benefit of its stockholders, and to strengthen the mutuality of interests between Participants and the Company's stockholders by providing equity-based incentive awards. The Plan is intended to achieve these purposes through the award of Stock Options and Restricted Stock.

2.2 Administration.

     (a) The Committee shall administer the Plan. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. The Committee may: (i) delegate any of its authority with respect to the Plan to any one or more of the members thereof, to the Bonus Committee, or to an officer of the Company, other than any such delegation that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to quality as "performance-based compensation" under
Section 162(m); and (ii) authorize any one or more of the Committee members, the Bonus Committee, or any officer of the Company to execute and deliver documents on behalf of the Committee. Only the Committee may award Stock Options and/or Restricted Stock under Article III. The Committee shall have the power and authority to appoint and authorize such of the Company's officers or other persons to perform such functions in the execution and administration of the Plan as the Committee shall determine from time to time. No member of the Committee or any delegatee of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder.

     (b) Subject the express provisions of the Plan, the Committee alone (and not any delegatee of the Committee) shall have the authority to select individuals for participation in the Plan, determine the types, sizes, terms and provisions of Awards (which need not be identical), modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that no such modification, exchange or substitution shall be to the detriment of a Participant with respect to any Award previously granted without the affected Participant's written consent, and provided, further, that in no event shall the Committee be permitted to reduce the Exercise Price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower Exercise Price, except pursuant to Section 4.1. Subject only to compliance with the express provisions of the Plan, the Committee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

     (c) The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Stock Options or Restricted Stock. Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

     (d) Subject to paragraph (a) above and the express provisions of the Plan, the Committee or its delegatee shall have the authority to construe and interpret the Plan and any Award Agreement, to define the terms used in the Plan and any Award Agreement, to prescribe, amend and rescind rules and regulations relating to administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee or its delegatee on the foregoing matters shall be conclusive.

     (e) Notwithstanding any other provision of the Plan, if the Committee designates an Award of Restricted Stock as being intended to qualify as "performance-based compensation" under Section 162(m), neither the Committee nor the Board of Directors shall have any power to take any action with respect to such Award, if the result would be to cause it to cease to qualify as "performance-based compensation" under Section 162(m).

2.3 Participation.

     (a) The following persons are eligible to receive Awards and participate in the Plan upon selection and approval by the Committee:


          (1) any Employee or Consultant; and


          (2) any non-employee Director or member of the board of directors of any Nuveen Subsidiary or Affiliate.

     (b) The Committee may, in its discretion, delegate to the Bonus Committee the authority to select individuals for participation in the Plan and to whom Awards may be granted, provided that such individuals are not subject to Section 16(b) of the Exchange Act. Participants shall be selected because they are in a position to have a significant impact on achieving the long-term profit and growth objectives of the Company and/or a Nuveen Subsidiary. An individual who has received Awards may, if otherwise eligible, be granted additional Awards if the Committee shall so determine, but no individual will have the right to receive an Award under the Plan, or, having received any Award, to receive a future Award. Awards granted under the Plan may be terminated or forfeited upon the occurrence of such events or in such circumstances, including at or following a Participant's Termination of Service, as the Committee shall specify.


2.4 Shares Reserved for the Plan.



     (a) Subject to adjustment as provided in Section 4.1, the total number of shares of Common Stock reserved and available for issuance in connection with Awards under the Plan shall be equal to the sum of: (i) 15,450,000 shares of Common Stock (which total includes 5,700,000 shares of Common Stock approved in 1996, the additional 5,250,000 shares of Common Stock approved in 1999 and the additional 4,500,000 shares of Common Stock approved hereunder in February of
2002); (ii) any shares of Common Stock subject to an Award under the Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of Common Stock to the Participant; (iii) shares of Common Stock delivered (either actually or by attestation) to or withheld by the Company in connection with the exercise of a Stock Option awarded under the Plan at any time since its original adoption in 1996 or the Nuveen 1992 Special Incentive Plan (the "Prior Plan"), or in payment of any required income tax withholding for the exercise of a Stock Option or the vesting of Restricted Stock awarded under the Plan or the Prior Plan; and (iv) a number of shares of Common Stock equal to the number of shares of Common Stock repurchased by the Company subsequent to February 8, 2002 in the open market or otherwise with the cash proceeds received by the Company in connection with Stock Option exercises under the Plan or the Prior Plan.



     (b) The total number of shares of Common Stock that may be issued in connection with the awards of Restricted Stock under the Plan shall not exceed 1,425,000. The maximum number of shares of Common Stock with respect to which any one Participant may be granted Awards in any one calendar year shall be 600,000 for Options and 120,000 for Restricted Stock. Except as contemplated by the provisions of Section 4.1(a) hereof, the Committee shall not increase the number of shares available for issuance in connection with Awards under the Plan or to any one individual as set forth above. In no event shall Awards be outstanding at any one time that have resulted or could result in the issuance of a number of shares of Common Stock in excess of the number then remaining reserved and available for issuance under the Plan.


     (c) Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the above limitations on numbers of shares available for Awards generally or any particular kind of Award under the Plan.

     (d) Any shares of Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                           III. AWARDS UNDER THE PLAN

3.1 In General; "In Lieu Awards".

     (a) Stock Options and Restricted Stock may be awarded in accordance with the provisions of the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan. Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Nuveen Subsidiary, or any other right of a Participant to receive payment from the Company or any Nuveen Subsidiary.

     (b) Without limiting the generality of the foregoing, the Committee may from time to time make an Award hereunder in lieu of (and the vesting of which may be contingent upon the recipient's having earned at some future period) a specified cash award under the Nuveen Executive Officer Performance Plan, the Nuveen Annual Incentive Award Plan, or any successor(s) to such plans (the "Incentive Plans"). In this event, the Committee shall establish at the time of the grant of such an "In Lieu Award" the "Fair Value" of such award, which shall be the amount by which the cash award otherwise payable to the recipient under the Incentive Plans for one or more specified plan years will be reduced (and the vesting of the In Lieu Award may be dependent upon having earned an award under the Incentive Plans at least equal to the Fair Value of the In Lieu Award). In determining "Fair Value," the Committee may take into account such factors as it deems appropriate, including but not limited to the Fair Market Value of the shares of Common Stock represented by any award, any restrictions on vesting and transferability of an award, and values calculated by option pricing models.

     (c) After the Committee has approved the grant of an Award to a Participant and established the applicable terms and conditions of the Award applicable to such Participant, such Participant shall be given written confirmation of such Award.

     (d) Notwithstanding the following provisions of this Article III, the Board of Directors will have the authority to make Awards to non-employee Directors in the number, and in such form as the Board of Directors determines from time to time.

3.2 Stock Options.

     Subject to the terms and provisions of the Plan, the Committee may award Stock Options to any Employee, Consultant or non-employee Director in the number, and in such form as the Committee shall from time to time determine. Stock Options shall be subject to such terms, conditions, restrictions and limitations as deemed appropriate by the Committee and, in addition, to the following terms and conditions:

     (a) All Stock Options awarded under the Plan shall represent the right to purchase shares of Common Stock.

     (b) The Exercise Price for each share of Common Stock covered by a Stock Option shall be determined and fixed by the Committee and shall be set forth in such Option; provided, however, that the Exercise Price shall in no event be less than the Fair Market Value of the Common Stock on the Effective Date of the Award, and provided, further, that in no event shall the Exercise Price be less than the par value of the Common Stock.

     (c) Each Stock Option awarded under the Plan shall be evidenced by an Award Agreement to be executed between the Company and the person to whom such Option is granted, in a form that specifies the duration of the Option, the number of Shares to which the Option pertains, the manner, time, and rate of exercise and/or vesting of the Option, and such other provisions as may be determined.

     (d) The term of each Stock Option shall be not more than ten years from the Effective Date of grant, as the Committee shall determine, subject to earlier termination as provided in Section 3.2(i).

     (e) Except as otherwise provided in Section 3.2(i) or Section 4.1(b), Stock Options awarded to a Participant shall become vested and exercisable on such date or dates, and subject to such conditions, as specified by the Committee in connection with the grant thereof and set forth in the Award Agreement, which need not be the same for each Award or for each Participant. Any shares covered by an exercisable Option may be purchased at any time after they become exercisable, and prior to the final expiration of the Option.

     (f) Except as otherwise provided in a Participant's Award Agreement, during its term an Option may be exercised only by the optionee, by his or her guardian or a legal representative upon the incapacity of the optionee, or by the Beneficiary upon the death of the optionee, by giving written notice of exercise to the Company prior to expiration of the Option, specifying the number of shares to be purchased and accompanied by the payment of the aggregate Exercise Price therefor. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

     (g) No partial exercise of any Option may be for less than 100 shares or the number of shares remaining subject to such Option, whichever is less.

     (h) The aggregate Exercise Price for all shares purchased pursuant to exercise of an Option shall be paid for at the time of such purchase and prior to the delivery of said shares in United States dollars, either (i) in cash or by check, bank draft or money order payable to the order of the Company, or (ii) subject to the discretion of the Committee, through the delivery (actual or constructive) of previously acquired shares of Common Stock owned by the optionee, to the extent that such payment does not require the delivery of a fractional share of such previously acquired Common Stock, and provided that such previously acquired shares have been held by the optionee for at least six months, (iii) subject to the discretion of the Committee, through the authorization of a third party broker-dealer acceptable to the Company to sell shares of Common Stock acquired upon exercise of the Option (or a portion thereof) and remit to the Company a portion of the proceeds sufficient to pay the aggregate Exercise Price of, and the minimum amount of required income tax withholding payments relating to, such exercise, or (iv) a combination of (i),
(ii) and (iii). For purposes of the immediately preceding sentence, previously acquired shares of Common Stock shall be valued at the closing prices of the Common Stock on the New York Stock Exchange Composite Tape as of the date of exercise. Cashless exercise must meet the requirements of the Federal Reserve Board's Regulation T and any applicable securities law restrictions.

     (i) Except as otherwise specified by the Committee at the time of grant and set forth in the Award Agreement:


          (1) In the case of Options that are not In Lieu Awards, in the event of Termination of Service of an optionee from the Company or a Nuveen Subsidiary other than by reason of the optionee's death, Disability or Retirement, by the Employer without Cause, by the optionee as a result of Good Reason or as a result of a Disaffiliation Transaction, any Options previously awarded to such optionee that have not become exercisable as of the date of Termination of Service shall be forfeited, and all other Options that are exercisable but have not been exercised as of the date of Termination of Service shall be exercisable for a period of 60 days following the date of Termination of Service (but not after the expiration date of the Option) and shall, if not theretofore exercised, terminate upon the expiration of such 60-day period. If Termination of Service is by reason of the death, Disability or Retirement of the optionee, any Options not exercised as of the date of Termination of Service (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time within three (3) years after the date of Termination of Service (but not after the expiration date of the Option) to the extent of the total number of shares subject to Option. If Termination of Service is by the Employer without Cause, by the optionee as a result of Good Reason or as a result of a Disaffiliation Transaction, any Options not exercised as of the date of Termination of Service (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time within 60 days after the date of Termination of Service (but not after the expiration date of the Option) to the extent of the total number of shares subject to Option.



          (2) In the case of Options that are In Lieu Awards, in the event of Termination of Service of an optionee who is an employee of the Company or a Nuveen Subsidiary other than by reason of the optionee's death, Disability or Retirement, by the Employer without Cause, by the optionee as a result of Good Reason or as a result of a Disaffiliation Transaction, any Options previously awarded to such optionee that have not become exercisable as of the date of Termination of Service shall be forfeited, and all other Options that are exercisable but have not been exercised as of the date of Termination of Service shall be exercisable for a period of 60 days following the date of Termination of Service (but not after the expiration date of the Option) and shall, if not theretofore exercised, terminate upon the expiration of such 60-day period. If Termination of Service is by reason of the death, Disability or Retirement of the optionee, by the Employer without Cause, by the optionee as a result of Good Reason or as a result of a Disaffiliation Transaction, any Options not exercised as of the date of Termination of Service (including Options that are otherwise not yet exercisable) may be exercised by the optionee or the optionee's Beneficiary at any time until the expiration date of the Option to the extent of the total number of shares subject to Option; provided, however, that any such Options awarded after March 1999 shall in no event remain exercisable for more than five years following any such Termination of Service.


     (j) The grant and exercise of Options hereunder shall be subject to all applicable rules and regulations of governmental authorities. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, the Company's obligation to deliver shares upon exercise shall be conditioned upon such listing, registration, qualification, consent or approval, which shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may impose such restrictions on any Common Stock acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to the Common Stock.

     (k) The holder of an Option granted under this Plan shall have no rights as a stockholder with respect to any shares of Common Stock covered by such Option until the date of issuance of a stock certificate for such shares. The Company will issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after an exercise.

     (l) Unless an optionee could otherwise transfer shares issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of shares issued upon exercise of the Option.

     (m) The Committee may, in its discretion, from time to time establish procedures whereby optionees may elect to defer receipt of shares of Common Stock purchased by exercise of Options.

3.3 Restricted Stock.

     (a) Subject to the terms and provisions of the Plan, the Committee may grant Awards of Restricted Stock to any Employee, Consultant or non-employee Director in the number and form, and subject to such restrictions on transferability and such other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. If a Participant so elects in accordance with such procedures as the Committee may from time to time specify, the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

     (b) Restricted Stock other than Deferred Restricted Stock granted under the Plan shall be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of such certificate, and each Participant awarded such Restricted Stock shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock, during the period when the Restricted Stock is nontransferable and/or subject to a risk of forfeiture, at the end of which period certificates evidencing such Restricted Stock shall be delivered to the Participant (unless such Restricted Stock has previously been forfeited pursuant to Section 3.3(e)). From the Effective Date of the Award of such Restricted Stock through the earlier of (i) the date such Restricted Stock is forfeited pursuant to Section 3.3(e) and (ii) the date certificates evidencing such Restricted Stock are delivered to the Participant, the Participant shall have all rights of a stockholder with respect to such shares, including but not limited to the right to receive all dividends and other distributions paid with respect thereto and to vote (in person or by proxy) such shares at any meeting of the stockholders of the Company; provided, that any dividend or distribution that is not payable in cash shall be subject to the same restrictions on transferability and other restrictions as the Restricted Stock with respect to which it is paid and shall be treated for all purposes of the Plan as if it were part of the Award of such Restricted Stock.

     (c) Deferred Restricted Stock shall not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election pursuant to Section 3.3(a), at which time certificates evidencing such Deferred Restricted Stock shall be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 3.3(e)). From the Effective Date of an Award of Deferred Restricted Stock through the earlier of (A) the date such Deferred Restricted Stock is forfeited pursuant to Section 3.3(e) and (B) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant shall be entitled to receive as compensation from the Company Dividend Equivalents with respect thereto, but shall have none of the rights of a stockholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents shall not be paid until the date or dates specified in such deferral election, at which time they shall be paid together with interest thereon at the Prime Rate from the date such Dividend Equivalents would otherwise have been paid until the actual payment date.

     (d) Neither Awards of Restricted Stock under the Plan that have not fully vested under the vesting provisions applicable thereto, nor the right to vote and receive dividends on unvested Restricted Stock that is not Deferred Restricted Stock, nor the right to receive Dividend Equivalents on Deferred Restricted Stock, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Participant or of any agent of such Participant or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any of its subsidiaries, or any agent or any custodian holding certificates for such stock pursuant to the provisions of the Plan.


     (e) Unless otherwise provided by the Committee, in the event of Termination of Service of a Participant other than by reason of the Participant's death, Disability or Retirement, by the Employer without Cause, by the Participant as a result of Good Reason, or as a result of a Disaffiliation Transaction, all shares of Restricted Stock awarded to such Participant that have not fully vested on the date of Termination of Service shall be forfeited by such Participant and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall have any rights or interest in such shares, and the Participant's name shall be deleted from the list of the Company's stockholders with respect to such shares. If Termination of Service is by reason of the death, Disability or Retirement of the Participant, by the Employer without Cause, by the Participant as a result of Good Reason, or as a result of a Disaffiliation Transaction, all restrictions and risk of forfeiture with respect to Restricted Stock that have not fully vested on the date of Termination of Service shall lapse and all such shares of Restricted Stock shall become fully and irrevocably vested, all Deferred Restricted Stock shall be immediately delivered and all Deferred Dividend Equivalents shall be immediately paid in full to the Participant.


                              IV. OTHER PROVISIONS

4.1 Adjustments Upon Corporate Changes.

     (a) Without limiting the provisions of subsection (b) of this Section 4.1, in the event that (i) the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company upon a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise, or (ii) the Company makes any extraordinary distribution of cash or property on the Common Stock, the Committee shall make an appropriate and proportionate adjustment in the number and kind of shares reserved and available for issuance under the Plan, in the Restricted Stock theretofore awarded (if necessary to avoid an adverse effect on the value of such Restricted Stock), and in the number and kind of shares subject to outstanding Stock Options and the exercise price thereof.

     (b) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risk of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant by written notice to the Company delivered prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, all deferral or vesting periods relating to Awards shall immediately expire, and (i) all unexercised Options shall become immediately and fully exercisable; (ii) all shares of Restricted Stock not previously vested shall vest immediately and be delivered to the Participant entitled thereto; (iii) all Deferred Restricted Stock shall be immediately delivered to the Participant entitled thereto; and (iv) all Deferred Dividend Equivalents not previously paid shall be immediately paid over to the Participant entitled thereto.

     In the event of a Change in Control that involves a purchase of Common Stock for cash, the Board of Directors can implement or negotiate a procedure whereunder all Participants' unexercised Options may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.

     (c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, restriction periods and deferral periods in recognition of unusual or nonrecurring events affecting the Company or any Nuveen Subsidiary or the financial statements of the Company or any Nuveen Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that no such modification shall be made to the detriment of a Participant with respect to any Award previously granted; and provided, further, that no such modification may be made if the result would be to cause an Award that was previously qualified as "performance-based compensation" under Section 162(m) to cease to so qualify.

     (d) All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

4.2 Rights of Participants and Beneficiaries.

     (a) Nothing contained in the Plan (or in any documents evidencing an Award) shall confer upon any Participant any right to continue in the Service or employ of his or her Employer or constitute any contract or agreement of employment or Service, or interfere in any way with the right of such Employer to reduce such Participant's compensation from the rate in effect at the time of an Award or to terminate such Participant's employment or Service with or without cause, but nothing contained herein or in any document evidencing an Award shall affect any other contractual rights of a Participant. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

     (b) All settlements of Awards shall be made hereunder only to the Participant or his or her Beneficiary entitled thereto pursuant to the Plan. Neither the Company nor any Nuveen Subsidiary shall be liable for the debts, contracts, or engagements of any Participant or his or her Beneficiary, and rights relating to Awards under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of an Employer; nor shall any Participant or his or her Beneficiary have any right to assign, pledge or hypothecate any benefits or rights hereunder.


     (c) Except as provided in Section 3.3(b) with respect to Restricted Stock that is not Deferred Restricted Stock, no Award shall confer on any Participant any of the rights of a shareholder of the Company (including any right to receive dividends) unless and until shares of Common Stock are registered in the name of and delivered to such person in connection with such Award.


     (d) No fractional shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

4.3 Governing Law.

     To the extent not preempted by federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

4.4 Withholding.

     The Company shall have the right to deduct any sums that federal, state, local or foreign tax laws may require to be withheld with respect to Awards, settlement of Awards, and the payment of dividends, Dividend Equivalents and interest with respect to Awards. Subject to the rules and regulations of the Committee, this authority shall permit (but shall not obligate) the Company to withhold and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, including tax obligations in excess of mandatory withholding requirements (but not in excess of the maximum marginal tax rate). The Company may require, as a condition to issuing or delivering shares of Common Stock or cash in settlement of Awards or as payment of dividends, Dividend Equivalents or interest with respect to Awards, that the Participant pay to the Company any sums that may be required to satisfy any applicable withholding tax, and unless otherwise determined by the Committee, the minimum withholding requirement may be settled with shares of Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, in accordance with procedures established by the Committee. The Company shall have no obligation to advise any Participant of the existence of any tax or the amount that the Company will be required to withhold.

4.5 Amendment and Termination of Plan and Awards.


     Notwithstanding anything herein to the contrary, the Board of Directors may, with the consent of a majority of the Class B Directors, at any time and from time to time, terminate or suspend the Plan or amend or modify any of its provisions and the terms and provisions of any Awards theretofore made to Participants that have not been settled; provided, however, that any such termination, suspension, amendment, or modification of the Plan shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted, and provided, further, that, without the consent of an affected Participant, no termination, suspension, amendment, or modification of the Plan or any outstanding Award may impair the rights of such Participant under any Award theretofore granted; and provided, further, that no such modification may be made if the result would be to cause an Award that was previously qualified as "performance-based compensation" under
Section 162(m) to cease to so qualify; and provided, further, that the provisions of Section 4.1(b) of the Plan shall not be amended in any respect following a Change in Control.


4.6 Unfunded Status of Awards.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards, or other property pursuant to any Award or to provide other benefits, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of any trust established under the Plan may be authorized to dispose of trust assets and reinvest proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

4.7 Restrictions on Transferability.

     Except as otherwise provided by the Committee, awards under the Plan are not transferable other than to a Beneficiary designated by the Participant in the event of a Participant's death, or by will or the laws of descent and distribution. An Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Stock Option, at any time prior to the Participant's death, to assign all or any portion of the Option granted to him or her to: (A) the Participant's spouse or lineal descendants; (B) the trustee of a trust for the primary benefit of the Participant, the

Participant's spouse or lineal descendants, or any combination thereof; (C) a partnership of which the Participant, the Participant's spouse and/or lineal descendants are the only partners; (D) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (E) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant's rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration therefor; and (y) the assignment is expressly permitted by the applicable Award Agreement. The Committee's approval of an Award Agreement with assignment rights shall not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of a Stock Option must sign an agreement with the Company to be bound by the terms of the applicable Award Agreement.

4.8 Effective Date.

     The Plan will be effective February 8, 2002. The Committee may make Awards under the Plan at any time after the Effective Date and before the termination of the Plan. The Plan will terminate upon the earliest of (i) the tenth anniversary of the Effective Date, (ii) the tenth anniversary of the date the Company's stockholders approve the Plan, or (iii) the date on which the Board of Directors terminates the Plan in accordance with Section 4.5; provided, however, that upon Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Award Agreement evidencing such Award.

4.9 Awards to Foreign Nationals and Employees Outside the United States.

     To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

4.10 Notice.

     Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to The John Nuveen Company, 333 West Wacker Drive, Chicago, IL 60606,
Attention: General Counsel. Notice to the Participant should be sent to the address set forth on the Company's records. Either party may change the address to whom the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

4.11 Legal Construction.

     (a) Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

     (b) The granting of Awards and the issuance of share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

     (c) As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                 [NUVEEN LOGO]

       The John Nuveen Company
       333 West Wacker Drive
       Chicago, IL 60606-1286

       www.nuveen.com

                             THE JOHN NUVEEN COMPANY
                                   P R O X Y
                            PROXY FOR ANNUAL MEETING
    TO BE HELD AT 10:30 A.M. CHICAGO TIME IN THE 6TH FLOOR AUDITORIUM OF
THE NORTHERN TRUST COMPANY, 50 SOUTH LASALLE ST., CHICAGO, ILLINOIS ON MAY 9, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Timothy R. Schwertfeger and John P.
Amboian, and any of them, with full power of substitution, proxies for the undersigned to represent and vote as specified in this Proxy all shares of Class
A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The John Nuveen Company to be held on May 9, 2002, and at any adjournment or adjournments thereof, including authority to vote on (1) the election of directors; (2) approval of the amendment to the Company's Restated
Certificate of Incorporation; (3) approval of the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan; (4)
approval of the Nuveen 2002 Executive Officer Performance Plan; and (5) ratification of the selection of KPMG LLP as independent auditors.

     UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE, ALL SHARES WILL BE VOTED
(1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE
COMPANY'S RESTATED CERTIFICATE OF INCORPORATION; (3) FOR APPROVAL OF THE SECOND
AMENDMENT AND RESTATEMENT OF THE JOHN NUVEEN COMPANY 1996 EQUITY INCENTIVE AWARD
PLAN; (4) FOR APPROVAL OF THE NUVEEN 2002 EXECUTIVE OFFICER PERFORMANCE PLAN;
AND (5) FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS.

    (THIS PROXY CONTINUES AND MUST BE VOTED AND SIGNED ON THE REVERSE SIDE)

Change of Address                  THE JOHN NUVEEN COMPANY
                                   P.O. BOX 11116
---------------------------        NEW YORK, N.Y. 10203-0116

---------------------------

---------------------------

---------------------------

                           - DETACH PROXY CARD HERE -
--------------------------------------------------------------------------------
     SIGN, DATE AND RETURN THE
[ ]  PROXY CARD PROMPTLY USING THE                       [X]
     ENCLOSED ENVELOPE.                 PLEASE INDICATE YOUR CHOICE BY MARKING
                                           AN "X" IN EITHER BLACK OR BLUE INK.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

1. Election of four directors - to be elected for a one-year term:

   FOR all nominees [ ]   WITHHOLD AUTHORITY to vote     [ ]  (*)EXCEPTIONS  [ ]
   listed below           for all nominees listed below

   Nominees: Timothy R. Schwertfeger, John P. Amboian, Duane R. Kullberg and Willard L. Boyd.

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
   (*)Exceptions
                ----------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN

2. Approval of the amendment to the Company's          [ ]      [ ]        [ ]
   Restated Certificate of Incorporation to increase the number of authorized shares.

3. Approval of the Second Amendment and                [ ]      [ ]        [ ]
   Restatement of The John Nuveen Company 1996
   Equity Incentive Award Plan.

4. Approval of the Nuveen 2002 Executive               [ ]      [ ]        [ ]
   Officer Performance Plan.

5. Ratification of the selection of KPMG LLP as        [ ]      [ ]        [ ]
   independent auditors for 2002.

6. In their discretion, the proxies are authorized     [ ]      [ ]        [ ]
   to vote upon such other business as may
   properly come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

     To change your address, please mark this box. [ ]

--------------------------------------------------------------------------------

     S C A N   L I N E

--------------------------------------------------------------------------------

Note: Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date      Share Owner sign here               Co-Owner sign here

|---------|-----------------------------|     |--------------------------------|
|         |                             |     |                                |
|---------|-----------------------------|     |--------------------------------|


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